                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              [ ]

Amendment No. 3 (File No. 811-21914)                                         [X]

RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
50606 Ameriprise Financial Center
Minneapolis, Minnesota 55474

Scott R. Plummer
5228 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-1947

This Amendment to the Registration Statement is being filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. The Fund's shares are not registered under the Securities Act of 1933, as amended (the 1933 Act) because the shares are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds or similar organizations or persons that are accredited investors within the meaning of the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the 1933 Act). Investments in the Fund may be made only by investment companies, common or commingled trust funds or similar organizations or persons that are accredited investors within the meaning of the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.


                                                                     RIVERSOURCE


                                                            SHORT-TERM CASH FUND
                                                                      PROSPECTUS


                                                                  SEPT. 29, 2008


Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Table of Contents


THE FUND..................................................................    3
Objective ................................................................    3
Principal Investment Strategies...........................................    3
Principal Risks...........................................................    3
Other Investment Strategies and Risks.....................................    4
Fund Management...........................................................    4
BUYING AND SELLING SHARES.................................................    4
Buying Shares.............................................................    4
Selling Shares............................................................    5
VALUING FUND SHARES.......................................................    5
DISTRIBUTIONS AND TAXES...................................................    5
GENERAL INFORMATION.......................................................    6

The Fund

OBJECTIVE


RiverSource Short-Term Cash Fund (the Fund) seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal. Because any investment involves risk, there is no assurance this objective can be achieved. Only shareholders can change the Fund's objective.


PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in money market instruments, such as marketable debt obligations issued by corporations or the U.S. government or its agencies, bank certificates of deposit, bankers' acceptances, letters of credit, and commercial paper, including asset-backed commercial paper. The Fund may invest more than 25% of its total assets in money market instruments issued by U.S. banks, U.S. branches of foreign banks and U.S. government securities in the event that such investments would be appropriate for the Fund in seeking to achieve its objective, including, for example, if the interest rate environment is such that these investments are expected to provide higher rates of return than other money market instruments. The Fund may invest less than 25% in such investments if the interest rate environment is such that other money market instruments are expected to provide a higher rate of return. Additionally, the Fund may invest up to 35% of its total assets in U.S. dollar-denominated foreign investments.

Because the Fund seeks to maintain a constant net asset value of $1.00 per share, capital appreciation is not expected to play a role in the Fund's return. The Fund's yield will vary from day to day.

The Fund restricts its investments to instruments that meet certain maturity and quality standards required by the U.S. Securities and Exchange Commission for money market funds. For example, the Fund:

- Invests substantially in securities rated in the highest short-term rating category, or deemed of comparable quality by RiverSource Investments, LLC (RiverSource Investments or the investment manager). The investment manager determines comparable quality pursuant to authority delegated by the Board of Directors in policy and procedures adopted in accordance with Rule 2a-7 of the Investment Company Act of 1940, as amended (the 1940 Act).

-    Complies with Rule 2a-7 with respect to limits on second tier securities.

-    Limits its average portfolio maturity to ninety days or less.

-    Buys obligations with remaining maturities of 397 days or less.

- Buys only obligations that are denominated in U.S. dollars and present minimal credit risk.

In pursuit of the Fund's objective, the investment manager chooses investments by:

- Considering opportunities and risks given current interest rates and anticipated interest rates.

- Purchasing securities based on the timing of cash flows in and out of the Fund.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

- The issuer's credit rating declines or the investment manager expects a decline (the Fund, in certain cases, may continue to own securities that are down-graded until the investment manager believes it is advantageous to sell).

-    Political, economic, or other events could affect the issuer's performance.

-    The investment manager identifies a more attractive opportunity.

- The issuer or the security continues to meet the other standards described above.

PRINCIPAL RISKS


An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Principal risks associated with an investment in the Fund include:

ACTIVE MANAGEMENT RISK. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

CONCENTRATION RISK. Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price. The more a fund diversifies, the more it spreads risk. For example, if the Fund concentrates its investments in banks, the value of these investments may be adversely affected by economic or regulatory developments in the banking industry.

CREDIT RISK. Credit risk is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Fund purchases unrated securities, or if the rating of a security is reduced after purchase, the Fund will depend on the investment manager's analysis of credit risk more heavily than usual.

REINVESTMENT RISK. Reinvestment risk is the risk that the Fund will not be able to reinvest income or principal at the same rate it currently is earning.

OTHER INVESTMENT STRATEGIES AND RISKS

In addition to the principal investment strategies previously described, the Fund may invest in other securities and may use other investment strategies that are not principal investment strategies. For more information on strategies and holdings, and the risks of such strategies, see the Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

FUND MANAGEMENT

INVESTMENT MANAGER

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

Under the Investment Management Services Agreement (Agreement), the Fund does not pay a management fee, but it does pay taxes, brokerage commissions and nonadvisory expenses. A discussion regarding the basis for the Board of Directors (Board) approving the Agreement is available in the Fund's most recent annual or semiannual shareholder report.

Buying and Selling Shares

BUYING SHARES

Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of the 1933 Act. Accredited investors are defined by the SEC to include certain types of companies or organizations, and individuals with high net worth or high income. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

The Fund reserves the right to cease accepting investments at any time or to reject any investment order. There is no minimum initial or subsequent investment in the Fund.

When you buy shares, your order will be priced at the next net asset value (NAV) calculated after your order is accepted by the Fund. Your order will be accepted only after it is determined that you qualify to purchase shares of the Fund, you have appropriate authorization to invest in the Fund, and the Fund has received all necessary documentation.

SELLING SHARES

Investments in the Fund may not be transferred, but you may sell your shares on any day on which the Fund is open for business. The payment will be sent within seven days after the redemption request is received in good order. Good order means that the Fund has received a complete redemption request (including account name, account number, amount of shares or dollars to redeem and any special documents requested to assure proper authorization) from an authorized individual. When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order.

The Fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

Valuing Fund Shares


The NAV is the value of a single share of the Fund. The NAV is determined by dividing the value of the Fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open.


The Fund's investments are valued at amortized cost, which approximates market value, as explained in the SAI. Although the Fund cannot guarantee it will always be able to maintain a constant net asset value of $1 per share, it will use its best efforts to do so.

Distributions and Taxes

As a shareholder you are entitled to your share of the Fund's net income and net gains. The Fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS


The Fund's net investment income is distributed to you as dividends. Dividends may be composed of qualified dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which may include dividends which are non-qualified dividends, interest income and short-term capital gains. Because of the types of income earned by the Fund, it is unlikely the Fund will distribute qualified dividend income. Generally, capital gains are realized when a security is sold for a higher price than was paid for it. Generally, capital losses are realized when a security is sold for a lower price than was paid for it. Typically, each realized capital gain or loss is long-term or short-term depending on the length of time the Fund held the security. Realized capital gains and losses offset each other. The Fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains, if any, are included in net investment income and are taxable as ordinary income when distributed to the shareholder. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions. If the Fund's distributions exceed its current and accumulated earnings and profits, that portion of the Fund's distributions will be treated as a return of capital to the shareholders to the extent of their basis in their shares. A return of capital will generally not be taxable; however, any amounts received in excess of basis are treated as capital gains. Forms 1099 sent to shareholders report return of capital.


REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares of the Fund unless you request distributions in cash. Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES


A sale is a taxable transaction. Generally, if you sell shares for less than their cost, the difference is a capital loss or if you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).


Distributions are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in the Fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.

General Information

ADDITIONAL MANAGEMENT INFORMATION

MANAGER OF MANAGERS EXEMPTION. The RiverSource funds have received an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Fund without first obtaining shareholder approval. The order permits the Fund to add or change unaffiliated subadvisers or change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

RiverSource Investments or its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create a conflict of interest. In making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, RiverSource Investments does not consider any other relationship it or its affiliates may have with a subadviser, and RiverSource Investments discloses the nature of any material relationships it has with a subadviser to the Board.

FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Fund. A description of these policies and procedures is included in the SAI.

LEGAL PROCEEDINGS. Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Fund. Information regarding certain pending and settled legal proceedings may be found in the Fund's shareholder reports and in the SAI. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


S-6283-99 D (9/08)

 Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the 1933 Act). Investments in the Fund may be made only by investment companies, common or commingled trust funds or similar organizations or persons that are accredited investors within the meaning of the 1933 Act. This Statement of Additional Information (SAI) does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.


                       STATEMENT OF ADDITIONAL INFORMATION



                                 SEPT. 29, 2008

                 RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
                        RiverSource Short-Term Cash Fund



This is the SAI for the fund listed above. This SAI is not a prospectus. It should be read together with the appropriate current fund prospectus dated Sept. 29, 2008 that may be obtained, without charge, by writing to RiverSource Funds, 734 Ameriprise Financial Center, Minneapolis, MN 55474, or calling (888) 791-3380.



The fund is governed by a Board of Directors ("Board") that meets regularly to review a wide variety of matters affecting the fund. Detailed information about fund governance, the fund's investment manager, RiverSource Investments, LLC (the "investment manager" or "RiverSource Investments"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), and other aspects of fund management can be found by referencing the Table of Contents and the List of Tables.

TABLE OF CONTENTS


Fundamental and Nonfundamental Investment Policies.............................    p. 3
Investment Strategies and Types of Investments.................................    p. 3
Information Regarding Risks and Investment Strategies..........................    p. 4
Securities Transactions........................................................   p. 27
Brokerage Commissions Paid to Brokers Affiliated with the Investment Manager...   p. 29
Valuing Fund Shares............................................................   p. 29
Portfolio Holdings Disclosure..................................................   p. 30
Proxy Voting...................................................................   p. 31
Investing in the Fund..........................................................   p. 33
Selling Shares.................................................................   p. 33
Taxes..........................................................................   p. 34
Service Providers..............................................................   p. 36
Organizational Information.....................................................   p. 37
Board Members and Officers.....................................................   p. 42
Information Regarding Pending and Settled Legal Proceedings....................   p. 46
Independent Registered Public Accounting Firm..................................   p. 47
Appendix A: Description of Ratings.............................................  p. A-1



LIST OF TABLES


 1.  Investment Strategies and Types of Investments...............................    p. 4
 2.  Fund History Table for RiverSource Funds.....................................   p. 37
 3.  Board Members................................................................   p. 42
 4.  Fund Officers................................................................   p. 43
 5.  Board Member Holdings -- All Funds...........................................   p. 45
 6.  Board Member Holdings -- All Funds at Most Recent Quarter End................   p. 46






Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 2

FUNDAMENTAL AND NONFUNDAMENTAL INVESTMENT POLICIES


Fundamental investment policies adopted by the fund cannot be changed without the approval of a majority of the outstanding voting securities of the fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Nonfundamental investment policies may be changed by the Board at any time.


Notwithstanding any of the fund's other investment policies, the fund may invest its assets in an open-end management investment company having substantially the same investment objectives, policies, and restrictions as the fund for the purpose of having those assets managed as part of a combined pool.

FUNDAMENTAL POLICIES
Fundamental policies are policies that can be changed only with shareholder approval. Unless holders of a majority of the outstanding voting securities agree to make the change, the fund will not:

    - Act as an underwriter (sell securities for others). However, under the securities laws, the fund may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

    - Lend securities or participate in an interfund lending program if the total of all such loans would exceed 33 1/3% of the fund's total assets except this fundamental investment policy shall not prohibit the fund from purchasing money market securities, loans, loan participation or other debt securities, or from entering into repurchase agreements.

    - Borrow money, except for temporary purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings) immediately after the borrowings.


    - Issue senior securities, except as permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.


    - Buy or sell real estate, commodities or commodity contracts. For purposes of this policy, real estate includes real estate limited partnerships.

    - Buy more than 10% of the outstanding voting securities of an issuer, except that up to 25% of the fund's assets may be invested without regard to this 10% limitation.

    - Invest more than 5% of its total assets in securities of any company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities, or other investment companies, and except that up to 25% of the fund's total assets may be invested without regard to this 5% limitation.

    - Concentrate in any one industry, except that the Fund reserves the right to concentrate in money market instruments issued by U.S. banks, U.S. branches of foreign banks and U.S. government securities. According to the present interpretation by the Securities and Exchange Commission (SEC), concentration means that more than 25% of the Fund's total assets, based on current market value at time of purchase, are invested in any one industry.

NONFUNDAMENTAL POLICIES
Nonfundamental policies are policies that can be changed by the Board without shareholder approval. The following is a guideline that may be changed by the Board at any time.

    - No more than 10% of the fund's net assets will be held in securities and other instruments that are illiquid.

INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS

This table shows many of the various investment strategies and investments that many funds are allowed to engage in and purchase. It is intended to show the breadth of investments that the investment manager may make on behalf of the fund. For a description of principal risks, please see the prospectus. Notwithstanding the fund's ability to utilize these strategies and techniques, the investment manager is not obligated to use them at any particular time. For example, even though the investment manager is authorized to adopt temporary defensive positions and is authorized to attempt to hedge against certain types of risk, these practices are left to the investment manager's sole discretion.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 3

             TABLE 1. INVESTMENT STRATEGIES AND TYPES OF INVESTMENTS


INVESTMENT STRATEGY                                                         SHORT-TERM CASH
-------------------------------------------------------------------------------------------
Agency and government securities                                                  Yes
-------------------------------------------------------------------------------------------
Borrowing                                                                         Yes
-------------------------------------------------------------------------------------------
Cash/money market instruments                                                     Yes
-------------------------------------------------------------------------------------------
Collateralized bond obligations                                                    No
-------------------------------------------------------------------------------------------
Commercial paper                                                                  Yes
-------------------------------------------------------------------------------------------
Common stock                                                                       No
-------------------------------------------------------------------------------------------
Convertible securities                                                             No
-------------------------------------------------------------------------------------------
Corporate bonds                                                                   Yes
-------------------------------------------------------------------------------------------
Debt obligations                                                                  Yes
-------------------------------------------------------------------------------------------
Depositary receipts                                                                No
-------------------------------------------------------------------------------------------
Derivative instruments (including options and futures)                             No
-------------------------------------------------------------------------------------------
Exchange-traded funds                                                              No
-------------------------------------------------------------------------------------------
Floating rate loans                                                                No
-------------------------------------------------------------------------------------------
Foreign currency transactions                                                      No
-------------------------------------------------------------------------------------------
Foreign securities                                                                Yes
-------------------------------------------------------------------------------------------
Funding agreements                                                                Yes
-------------------------------------------------------------------------------------------
High yield debt securities (junk bonds)                                            No
-------------------------------------------------------------------------------------------
Illiquid and restricted securities                                                Yes
-------------------------------------------------------------------------------------------
Indexed securities                                                                 No
-------------------------------------------------------------------------------------------
Inflation protected securities                                                     No
-------------------------------------------------------------------------------------------
Inverse floaters                                                                   No
-------------------------------------------------------------------------------------------
Investment companies                                                              Yes
-------------------------------------------------------------------------------------------
Lending of portfolio securities                                                   Yes
-------------------------------------------------------------------------------------------
Loan participations                                                                No
-------------------------------------------------------------------------------------------
Mortgage dollar rolls                                                              No
-------------------------------------------------------------------------------------------
Mortgage- and asset-backed securities                                             Yes
-------------------------------------------------------------------------------------------
Municipal obligations                                                              No
-------------------------------------------------------------------------------------------
Pay-in-kind securities                                                             No
-------------------------------------------------------------------------------------------
Preferred stock                                                                    No
-------------------------------------------------------------------------------------------
Real estate investment trusts                                                      No
-------------------------------------------------------------------------------------------
Repurchase agreements                                                             Yes
-------------------------------------------------------------------------------------------
Reverse repurchase agreements                                                     Yes
-------------------------------------------------------------------------------------------
Short sales                                                                        No
-------------------------------------------------------------------------------------------
Sovereign debt                                                                    Yes
-------------------------------------------------------------------------------------------
Structured investments                                                             No
-------------------------------------------------------------------------------------------
Swap agreements                                                                    No
-------------------------------------------------------------------------------------------
Variable- or floating-rate securities                                             Yes
-------------------------------------------------------------------------------------------
Warrants                                                                           No
-------------------------------------------------------------------------------------------
When-issued securities and forward commitments                                     No
-------------------------------------------------------------------------------------------
Zero-coupon and step-coupon securities                                            Yes
-------------------------------------------------------------------------------------------



INFORMATION REGARDING RISKS AND INVESTMENT STRATEGIES

RISKS

The following is a summary of common risk characteristics. Following this summary is a description of certain investments and investment strategies and the risks most commonly associated with them (including certain risks not described below and, in some cases, a more comprehensive discussion of how the risks apply to a particular investment or investment strategy). A mutual fund's risk profile is largely defined by the fund's primary securities and investment strategies. However, most mutual funds are allowed to use certain other strategies and investments that may have different risk characteristics.


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 4

Accordingly, one or more of the following types of risk may be associated with a fund at any time (for a description of principal risks, please see the fund's prospectus):

ACTIVE MANAGEMENT RISK. For a fund that is actively managed, its performance will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the fund's investment objective. Due to its active management, a fund could underperform other mutual funds with similar investment objectives.

AFFILIATED FUND RISK. For funds-of-funds, the risk that the investment manager may have potential conflicts of interest in selecting underlying funds because the fees paid to it by some underlying funds are higher than the fees paid by other underlying funds. However, the investment manager is a fiduciary to the funds and is legally obligated to act in their best interests when selecting underlying funds, without taking fees into consideration.

ALLOCATION RISK. For funds-of-funds, the risk that the investment manager's evaluations regarding asset classes or underlying funds may be incorrect. There is no guarantee that the underlying funds will achieve their investment objectives. There is also a risk that the selected underlying funds' performance may be lower than the performance of the asset class they were selected to represent or may be lower than the performance of alternative underlying funds that could have been selected to represent the asset class.

CREDIT RISK. Credit risk is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the fund purchases unrated securities, or if the rating of a security is reduced after purchase, the fund will depend on the investment manager's analysis of credit risk more heavily than usual.

CONFIDENTIAL INFORMATION ACCESS RISK. For funds investing in floating rate loans, the investment manager normally will seek to avoid the receipt of material, non-public information (Confidential Information) about the issuers of floating rate loans being considered for acquisition by the fund, or held in the fund. In many instances, issuers of floating rate loans offer to furnish Confidential Information to prospective purchases or holders of the issuer's floating rate loans to help potential investors assess the value of the loan. The investment manager's decision not to receive Confidential Information from these issuers may disadvantage the fund as compared to other floating rate loan investors, and may adversely affect the price the fund pays for the loans it purchases, or the price at which the fund sells the loans. Further, in situations when holders of floating rate loans are asked, for example, to grant consents, waivers or amendments, the investment manager's ability to assess the desirability of such consents, waivers or amendments may be compromised. For these and other reasons, it is possible that the investment manager's decision under normal circumstances not to receive Confidential Information could adversely affect the fund's performance.

COUNTERPARTY RISK. Counterparty risk is the risk that a counterparty to a financial instrument entered into by the fund or held by a special purpose or structured vehicle becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties. The fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The fund may obtain only limited recovery or may obtain no recovery in such circumstances. The fund will typically enter into financial instrument transactions with counterparties whose credit rating is investment grade, or, if unrated, determined to be of comparable quality by the investment manager.

DERIVATIVES RISK. Derivatives are financial instruments that have a value which depends upon, or is derived from, the value of something else, such as one or more underlying securities, pools of securities, options, futures, indexes or currencies. Gains or losses involving derivative instruments may be substantial, because a relatively small price movement in the underlying security(ies), instrument, currency or index may result in a substantial gain or loss for the Fund. Derivative instruments in which the Fund invests will typically increase the Fund's exposure to Principal Risks to which it is otherwise exposed, and may expose the Fund to additional risks, including counterparty credit risk, leverage risk, hedging risk, correlation risk, and liquidity risk.

Counterparty credit risk is the risk that a counterparty to the derivative instrument becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, and the Fund may obtain no recovery of its investment or may only obtain a limited recovery, and any recovery may be delayed.

Hedging risk is the risk that derivative instruments used to hedge against an opposite position may offset losses, but they may also offset gains.

Correlation risk is related to hedging risk and is the risk that there may be an incomplete correlation between the hedge and the opposite position, which may result in increased or unanticipated losses.

Liquidity risk is the risk that the derivative instrument may be difficult or impossible to sell or terminate, which may cause the Fund to be in a position to do something the investment manager would not otherwise choose, including accepting a


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 5
lower price for the derivative instrument, selling other investments or foregoing another, more appealing investment opportunity.

Leverage risk is the risk that losses from the derivative instrument may be greater than the amount invested in the derivative instrument. Certain derivatives have the potential for unlimited losses, regardless of the size of the initial investment.

DIVERSIFICATION RISK. A non-diversified fund may invest more of its assets in fewer companies than if it were a diversified fund. Because each investment has a greater effect on the fund's performance, the fund may be more exposed to the risks of loss and volatility than a fund that invests more broadly.

For funds-of-funds, although most of the underlying funds are diversified funds, because the fund invests in a limited number of underlying funds, it is considered a non-diversified fund.


FOREIGN/EMERGING MARKETS RISK. Foreign securities are securities of issuers based outside the United States. An issuer is deemed to be based outside the United States if it is organized under the laws of another country. Foreign securities are primarily denominated in foreign currencies. In addition to the risks normally associated with domestic securities of the same type, foreign securities are subject to the following foreign risk:


Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rates between local currency and the U.S. dollar. Whenever the fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.

GEOGRAPHIC CONCENTRATION RISK. The fund may be particularly susceptible to economic, political or regulatory events affecting companies and countries within the specific geographic region in which the fund focuses its investments. Currency devaluations could occur in countries that have not yet experienced currency devaluation to date, or could continue to occur in countries that have already experienced such devaluations. As a result, the fund may be more volatile than a more geographically diversified fund.

HIGHLY LEVERAGED TRANSACTIONS RISK. Certain corporate loans and corporate debt securities involve refinancings, recapitalizations, mergers and acquisitions, and other financings for general corporate purposes. These investments also may include senior obligations of a borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code (commonly known as "debtor-in-possession" financings), provided that such senior obligations are determined by the fund's investment manager upon its credit analysis to be a suitable investment by the fund. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Such business objectives may include but are not limited to: management's taking over control of a company (leveraged buy-out); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Loans or securities that are part of highly leveraged transactions involve a greater risk (including default and bankruptcy) than other investments.

IMPAIRMENT OF COLLATERAL RISK. The value of collateral, if any, securing a floating rate loan can decline, and may be insufficient to meet the borrower's obligations or difficult to liquidate. In addition, the fund's access to collateral may be limited by bankruptcy or other insolvency laws. Further, certain floating rate loans may not be fully collateralized and may decline in value.

INDEXING RISK. For funds that are managed to an index, the fund's performance will rise and fall as the performance of the index rises and falls.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 6

INFLATION PROTECTED SECURITIES RISK. Inflation-protected debt securities tend to react to change in real interest rates. Real interest rates can be described as nominal interest rates minus the expected impact of inflation. In general, the price of an inflation-protected debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-protected debt securities will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. In periods of deflation, the fund may have no income at all. Income earned by a shareholder depends on the amount of principal invested and that principal will not grow with inflation unless the investor reinvests the portion of fund distributions that comes from inflation adjustments.


INITIAL PUBLIC OFFERING (IPO) RISK. IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. To the extent a fund determines to invest in IPOs it may not be able to invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available. The investment performance of a fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the fund is able to do so. In addition, as a fund increases in size, the impact of IPOs on the fund's performance will generally decrease. IPOs will frequently be sold within 12 months of purchase. This may result in increased short-term capital gains, which will be taxable to shareholders as ordinary income.


INTEREST RATE RISK. The securities in the portfolio are subject to the risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

ISSUER RISK. An issuer, or the value of its stocks or bonds, may perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.


LEVERAGE RISK. Leverage occurs when the fund increases its assets available for investment using borrowings, short sales, derivatives, or similar instruments or techniques. Due to the fact that short sales involve borrowing securities and then selling them, the fund's short sales effectively leverage the fund's assets. The use of leverage may make any change in the fund's net asset value ("NAV") even greater and thus result in increased volatility of returns. The fund's assets that are used as collateral to secure the short sales may decrease in value while the short positions are outstanding, which may force the fund to use its other assets to increase the collateral. Leverage can also create an interest expense that may lower the fund's overall returns. Lastly, there is no guarantee that a leveraging strategy will be successful.


LIQUIDITY RISK. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The fund may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the fund to underperform other mutual funds if that style falls out of favor with the market.

PREPAYMENT AND EXTENSION RISK. The risk that a loan, bond or other security might be called, or otherwise converted, prepaid, or redeemed, before maturity. This risk is primarily associated with asset-backed securities, including mortgage backed securities and floating rate loans. If a loan or security is converted, prepaid, or redeemed, before maturity, particularly during a time of declining interest rates or declining spreads, the portfolio managers may not be able to reinvest in securities or loans providing as high a level of income, resulting in a reduced yield to the fund. Conversely, as interest rates rise or spreads widen, the likelihood of prepayment decreases. The portfolio managers may be unable to capitalize on securities with higher interest rates or wider spreads because the fund's investments are locked in at a lower rate for a longer period of time.

QUANTITATIVE MODEL RISK. Securities selected using quantitative methods may perform differently from the market as a whole as a result of the factors used in the quantitative method, the weight placed on each factor, and changes in the factors' historical trends. The quantitative methodology employed by the investment manager has been extensively tested using historical securities market data, but has only recently begun to be used to manage open-end mutual funds. There can be no assurance that the methodology will enable the fund to achieve its objective.

REINVESTMENT RISK. The risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

SECTOR RISK. Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price. The more a fund diversifies, the more it spreads risk and potentially reduces the risks of loss and volatility.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 7

SMALL AND MID-SIZED COMPANY RISK. Investments in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. Additionally, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

TRACKING ERROR RISK. For funds that are managed to an index, the fund may not track the index perfectly because differences between the index and the fund's portfolio can cause differences in performance. The investment manager purchases securities and other instruments in an attempt to replicate the performance of the index. However, the tools that the investment manager uses to replicate the index are not perfect and the fund's performance is affected by factors such as the size of the fund's portfolio, transaction costs, management fees and expenses, brokerage commissions and fees, the extent and timing of cash flows in and out of the fund and changes in the index.

In addition, the returns from a specific type of security (for example, mid-cap stocks) may trail returns from other asset classes or the overall market. Each type of security will go through cycles of doing better or worse than stocks or bonds in general. These periods may last for several years.

UNDERLYING FUND SELECTION RISK. For funds-of-funds, the risk that the selected underlying funds' performance may be lower than the performance of the asset class they were selected to represent or may be lower than the performance of alternative underlying funds that could have been selected to represent the investment category.

INVESTMENT STRATEGIES

The following information supplements the discussion of each fund's investment objectives, policies, and strategies that are described in the prospectus and in this SAI. The following describes strategies that many mutual funds use and types of securities that they purchase. Please refer to the table titled Investment Strategies and Types of Investments to see which are applicable to various categories of funds.

AGENCY AND GOVERNMENT SECURITIES
The U.S. government and its agencies issue many different types of securities. U.S. Treasury bonds, notes, and bills and securities, including mortgage pass through certificates of the Government National Mortgage Association (GNMA), are guaranteed by the U.S. government.

Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises but are not guaranteed by the U.S. government. This may increase the credit risk associated with these investments. Government-sponsored entities issuing securities include privately owned, publicly chartered entities created to reduce borrowing costs for certain sectors of the economy, such as farmers, homeowners, and students. They include the Federal Farm Credit Bank System, Farm Credit Financial Assistance Corporation, Federal Home Loan Bank, Federal Home Loan Mortgage Corporation(*) (FHLMC), Federal National Mortgage Association(*) (FNMA), Student Loan Marketing Association
(SLMA), and Resolution Trust Corporation (RTC). Government-sponsored entities may issue discount notes (with maturities ranging from overnight to 360 days) and bonds. Agency and government securities are subject to the same concerns as other debt obligations. (See also Debt Obligations and Mortgage- and Asset-Backed Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with agency and government securities include:
Inflation Risk, Interest Rate Risk, Prepayment and Extension Risk, and Reinvestment Risk.

BORROWING



If the fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If the fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Under the 1940 Act, the fund is required to maintain continuous asset coverage of 300% with respect to such borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the fund's holdings may be disadvantageous from an investment standpoint. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the fund's NAV, and money borrowed will be subject to interest and other costs (which may include



----------
(*) On Sept. 7, 2008, the Federal Housing Finance Agency (FHFA), an agency of the U.S. government, placed the FHLMC and FNMA into conservatorship, a statutory process with the objective of returning the entities to normal business operations. FHFA will act as the conservator to operate the enterprises until they are stabilized.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 8
commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the income received from the securities purchased with borrowed funds.



Although one or more of the other risks described in this SAI may apply, the largest risks associated with borrowing include: Inflation Risk.


CASH/MONEY MARKET INSTRUMENTS
Cash-equivalent investments include short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances, and letters of credit of banks or savings and loan associations having capital, surplus, and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. A fund also may purchase short-term notes and obligations of U.S. and foreign banks and corporations and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. (See also Commercial Paper, Debt Obligations, Repurchase Agreements, and Variable- or Floating-Rate Securities.) These types of instruments generally offer low rates of return and subject a fund to certain costs and expenses. See Appendix A for a discussion of securities ratings.

Bankers' acceptances are marketable short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

Bank certificates of deposit are certificates issued against funds deposited in a bank (including eligible foreign branches of U.S. banks), are for a definite period of time, earn a specified rate of return and are normally negotiable.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with cash/money market instruments include: Credit Risk and Inflation Risk.

COLLATERALIZED BOND OBLIGATIONS
Collateralized bond obligations (CBOs) are investment grade bonds backed by a pool of bonds, which may include junk bonds. CBOs are similar in concept to collateralized mortgage obligations (CMOs), but differ in that CBOs represent different degrees of credit quality rather than different maturities. (See also Mortgage- and Asset-Backed Securities.) Underwriters of CBOs package a large and diversified pool of high-risk, high-yield junk bonds, which is then separated into "tiers." Typically, the first tier represents the higher quality collateral and pays the lowest interest rate; the second tier is backed by riskier bonds and pays a higher rate; the third tier represents the lowest credit quality and instead of receiving a fixed interest rate receives the residual interest payments -- money that is left over after the higher tiers have been paid. CBOs, like CMOs, are substantially overcollateralized and this, plus the diversification of the pool backing them, may earn certain of the tiers investment-grade bond ratings. Holders of third-tier CBOs stand to earn high yields or less money depending on the rate of defaults in the collateral pool. (See also High-Yield Debt Securities (Junk Bonds).)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with CBOs include: Credit Risk, Interest Rate Risk and Prepayment and Extension Risk.

COMMERCIAL PAPER
Commercial paper is a short-term debt obligation with a maturity ranging from 2 to 270 days issued by banks, corporations, and other borrowers. It is sold to investors with temporary idle cash as a way to increase returns on a short-term basis. These instruments are generally unsecured, which increases the credit risk associated with this type of investment. (See also Debt Obligations and Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with commercial paper include: Credit Risk and Liquidity Risk.

COMMON STOCK
Common stock represents units of ownership in a corporation. Owners typically are entitled to vote on the selection of directors and other important matters as well as to receive dividends on their holdings. In the event that a corporation is liquidated, the claims of secured and unsecured creditors and owners of bonds and preferred stock take precedence over the claims of those who own common stock.

The price of common stock is generally determined by corporate earnings, type of products or services offered, projected growth rates, experience of management, liquidity, and general market conditions for the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with common stock include: Issuer Risk, Market Risk, and Small and Mid-Sized Company Risk.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                  Page 9

CONVERTIBLE SECURITIES
Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into common, preferred or other securities of the same or a different issuer within a particular period of time at a specified price. Some convertible securities, such as preferred equity-redemption cumulative stock (PERCs), have mandatory conversion features. Others are voluntary. A convertible security entitles the holder to receive interest normally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying stock since they have fixed income characteristics, and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with convertible securities include: Interest Rate Risk, Issuer Risk, Market Risk, Prepayment and Extension Risk, and Reinvestment Risk.

CORPORATE BONDS
Corporate bonds are debt obligations issued by private corporations, as distinct from bonds issued by a government agency or a municipality. Corporate bonds typically have four distinguishing features: (1) they are taxable; (2) they have a par value of $1,000; (3) they have a term maturity, which means they come due all at once; and (4) many are traded on major exchanges. Corporate bonds are subject to the same concerns as other debt obligations. (See also Debt Obligations and High-Yield Debt Securities (Junk Bonds).) Corporate bonds may be either secured or unsecured. Unsecured corporate bonds are generally referred to as "debentures." See Appendix A for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with corporate bonds include: Credit Risk, Interest Rate Risk, Issuer Risk, Prepayment and Extension Risk, and Reinvestment Risk.

DEBT OBLIGATIONS
Many different types of debt obligations exist (for example, bills, bonds, or notes). Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal on a specified maturity date. Certain debt obligations (usually intermediate- and long-term bonds) have provisions that allow the issuer to redeem or "call" a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.

The market value of debt obligations is affected primarily by changes in prevailing interest rates and the issuers perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the price usually rises, and when prevailing interest rates rise, the price usually declines.

In general, the longer the maturity of a debt obligation, the higher its yield and the greater the sensitivity to changes in interest rates. Conversely, the shorter the maturity, the lower the yield but the greater the price stability.

As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings. (See also Agency and Government Securities, Corporate Bonds, and High-Yield Debt Securities (Junk Bonds).)

Generally, debt obligations that are investment grade are those that have been rated in one of the top four credit quality categories by two out of the three independent rating agencies. In the event that a debt obligation has been rated by only two


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 10
agencies, the most conservative, or lower, rating must be in one of the top four credit quality categories in order for the security to be considered investment grade. If only one agency has rated the debt obligation, that rating must be in one of the top four credit quality categories for the security to be considered investment grade. See Appendix A for a discussion of securities ratings.

All ratings limitations are applied at the time of purchase. Subsequent to purchase, a debt security may cease to be rated or its rating may be reduced below the minimum required for purchase by a fund. Neither event will require the sale of such a security, but it will be a factor in considering whether to continue to hold the security. To the extent that ratings change as a result of changes in a rating agency or its rating system, a fund will attempt to use comparable ratings as standards for selecting investments.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with debt obligations include: Credit Risk, Interest Rate Risk, Issuer Risk, Prepayment and Extension Risk, and Reinvestment Risk.

DEPOSITARY RECEIPTS
Some foreign securities are traded in the form of American Depositary Receipts
(ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers. European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, depositary receipts in registered form are designed for use in the U.S. and depositary receipts in bearer form are designed for use in securities markets outside the U.S. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Depositary receipts involve the risks of other investments in foreign securities. In addition, ADR holders may not have all the legal rights of shareholders and may experience difficulty in receiving shareholder communications. (See also Common Stock and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with depositary receipts include: Foreign/Emerging Markets Risk, Issuer Risk, and Market Risk.

DERIVATIVE INSTRUMENTS
Derivative instruments are commonly defined to include securities or contracts whose values depend, in whole or in part, on (or "derive" from) the value of one or more other assets, such as securities, currencies, or commodities.

A derivative instrument generally consists of, is based upon, or exhibits characteristics similar to options or forward contracts. Such instruments may be used to maintain cash reserves while remaining fully invested, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs, or to pursue higher investment returns. Derivative instruments are characterized by requiring little or no initial payment. Their value changes daily based on a security, a currency, a group of securities or currencies, or an index. A small change in the value of the underlying security, currency, or index can cause a sizable percentage gain or loss in the price of the derivative instrument.

Options and forward contracts are considered to be the basic "building blocks" of derivatives. For example, forward-based derivatives include forward contracts, swap contracts, and exchange-traded futures. Forward-based derivatives are sometimes referred to generically as "futures contracts." Option-based derivatives include privately negotiated, over-the-counter (OTC) options (including caps, floors, collars, and options on futures) and exchange-traded options on futures. Diverse types of derivatives may be created by combining options or futures in different ways, and by applying these structures to a wide range of underlying assets.

Options. An option is a contract. A person who buys a call option for a security has the right to buy the security at a set price for the length of the contract. A person who sells a call option is called a writer. The writer of a call option agrees for the length of the contract to sell the security at the set price when the buyer wants to exercise the option, no matter what the market price of the security is at that time. A person who buys a put option has the right to sell a security at a set price for the length of the contract. A person who writes a put option agrees to buy the security at the set price if the purchaser wants to exercise the option during the length of the contract, no matter what the market price of the security is at that time. An option is covered if the writer owns the security (in the case of a call) or sets aside the cash or securities of equivalent value (in the case of a put) that would be required upon exercise.

The price paid by the buyer for an option is called a premium. In addition to the premium, the buyer generally pays a broker a commission. The writer receives a premium, less another commission, at the time the option is written. The premium received by the writer is retained whether or not the option is exercised. A writer of a call option may have to sell the security for a below-market price if the market price rises above the exercise price. A writer of a put option may have to pay an above-market price for the security if its market price decreases below the exercise price.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 11

When an option is purchased, the buyer pays a premium and a commission. It then pays a second commission on the purchase or sale of the underlying security when the option is exercised. For record keeping and tax purposes, the price obtained on the sale of the underlying security is the combination of the exercise price, the premium, and both commissions.

One of the risks an investor assumes when it buys an option is the loss of the premium. To be beneficial to the investor, the price of the underlying security must change within the time set by the option contract. Furthermore, the change must be sufficient to cover the premium paid, the commissions paid both in the acquisition of the option and in a closing transaction or in the exercise of the option and sale (in the case of a call) or purchase (in the case of a put) of the underlying security. Even then, the price change in the underlying security does not ensure a profit since prices in the option market may not reflect such a change.

Options on many securities are listed on options exchanges. If a fund writes listed options, it will follow the rules of the options exchange. Options are valued at the close of the New York Stock Exchange. An option listed on a national exchange, Chicago Board Options Exchange, or NASDAQ will be valued at the last quoted sales price or, if such a price is not readily available, at the mean of the last bid and ask prices.

Options on certain securities are not actively traded on any exchange, but may be entered into directly with a dealer. These options may be more difficult to close. If an investor is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call written by the investor expires or is exercised.

Futures Contracts. A futures contract is a sales contract between a buyer (holding the "long" position) and a seller (holding the "short" position) for an asset with delivery deferred until a future date. The buyer agrees to pay a fixed price at the agreed future date and the seller agrees to deliver the asset. The seller hopes that the market price on the delivery date is less than the agreed upon price, while the buyer hopes for the contrary. Many futures contracts trade in a manner similar to the way a stock trades on a stock exchange and the commodity exchanges.

Generally, a futures contract is terminated by entering into an offsetting transaction. An offsetting transaction is effected by an investor taking an opposite position. At the time a futures contract is made, a good faith deposit called initial margin is set up. Daily thereafter, the futures contract is valued and the payment of variation margin is required so that each day a buyer would pay out cash in an amount equal to any decline in the contract's value or receive cash equal to any increase. At the time a futures contract is closed out, a nominal commission is paid, which is generally lower than the commission on a comparable transaction in the cash market.

Futures contracts may be based on various securities, securities indexes (such as the S&P 500 Index), foreign currencies and other financial instruments and indexes.

A fund may engage in futures and related options transactions to produce incremental earnings, to hedge existing positions, and to increase flexibility. The fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the fund may invest in futures contracts without registering with the CFTC.

Options on Futures Contracts. Options on futures contracts give the holder a right to buy or sell futures contracts in the future. Unlike a futures contract, which requires the parties to the contract to buy and sell a security on a set date (some futures are settled in cash), an option on a futures contract merely entitles its holder to decide on or before a future date (within nine months of the date of issue) whether to enter into a contract. If the holder decides not to enter into the contract, all that is lost is the amount (premium) paid for the option. Further, because the value of the option is fixed at the point of sale, there are no daily payments of cash to reflect the change in the value of the underlying contract. However, since an option gives the buyer the right to enter into a contract at a set price for a fixed period of time, its value does change daily. One of the risks in buying an option on a futures contract is the loss of the premium paid for the option. The risk involved in writing options on futures contracts an investor owns, or on securities held in its portfolio, is that there could be an increase in the market value of these contracts or securities. If that occurred, the option would be exercised and the asset sold at a lower price than the cash market price. To some extent, the risk of not realizing a gain could be reduced by entering into a closing transaction. An investor could enter into a closing transaction by purchasing an option with the same terms as the one previously sold. The cost to close the option and terminate the investor's obligation, however, might still result in a loss. Further, the investor might not be able to close the option because of insufficient activity in the options market. Purchasing options also limits the use of monies that might otherwise be available for long-term investments.


Options on Indexes. Options on indexes are securities traded on national securities exchanges. An option on an index is similar to an option on a futures contract except all settlements are in cash. A fund exercising a put, for example, would receive the difference between the exercise price and the current index level. Options may also be traded with repect to other types of indexes, such as options on indexes of commodities futures.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 12

Currency Options. Options on currencies are contracts that give the buyer the right, but not the obligation, to buy (call options) or sell (put options) a specified amount of a currency at a predetermined price (strike rate) on or before the option matures (expiry date). Conversely, the seller has the obligation to buy or sell a currency option upon exercise of the option by the purchaser. Currency options are traded either on a national securities exchange or over-the-counter.


Tax and Accounting Treatment. As permitted under federal income tax laws and to the extent a fund is allowed to invest in futures contracts, a fund would intend to identify futures contracts as part of a mixed straddle and not mark them to market, that is, not treat them as having been sold at the end of the year at market value. If a fund is using short futures contracts for hedging purposes, the fund may be required to defer recognizing losses incurred on short futures contracts and on underlying securities. Any losses incurred on securities that are part of a straddle may be deferred to the extent there is unrealized appreciation on the offsetting position until the offsetting position is sold. Federal income tax treatment of gains or losses from transactions in options, options on futures contracts and indexes will depend on whether the option is a section 1256 contract. If the option is a non-equity option, a fund would either make a 1256(d) election and treat the option as a mixed straddle or mark to market the option at fiscal year end and treat the gain/loss as 40% short-term and 60% long-term.


The Internal Revenue Service (IRS) has ruled publicly that an exchange-traded call option is a security for purposes of the 50%-of-assets test and that its issuer is the issuer of the underlying security, not the writer of the option, for purposes of the diversification requirements.


Accounting for futures contracts will be according to generally accepted accounting principles. Initial margin deposits will be recognized as assets due from a broker (a fund's agent in acquiring the futures position). During the period the futures contract is open, changes in value of the contract will be recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments will be made or received depending upon whether gains or losses are incurred. All contracts and options will be valued at the last-quoted sales price on their primary exchange.

Other Risks of Derivatives. The primary risk of derivatives is the same as the risk of the underlying asset, namely that the value of the underlying asset may go up or down. Adverse movements in the value of an underlying asset can expose an investor to losses. Derivative instruments may include elements of leverage and, accordingly, the fluctuation of the value of the derivative instrument in relation to the underlying asset may be magnified. The successful use of derivative instruments depends upon a variety of factors, particularly the investment manager's ability to predict movements of the securities, currencies, and commodity markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed.

Another risk is the risk that a loss may be sustained as a result of the failure of a counterparty to comply with the terms of a derivative instrument. The counterparty risk for exchange-traded derivative instruments is generally less than for privately-negotiated or OTC derivative instruments, since generally a clearing agency, which is the issuer or counterparty to each exchange-traded instrument, provides a guarantee of performance. For privately-negotiated instruments, there is no similar clearing agency guarantee. In all transactions, an investor will bear the risk that the counterparty will default, and this could result in a loss of the expected benefit of the derivative transaction and possibly other losses.

When a derivative transaction is used to completely hedge another position, changes in the market value of the combined position (the derivative instrument plus the position being hedged) result from an imperfect correlation between the price movements of the two instruments. With a perfect hedge, the value of the combined position remains unchanged for any change in the price of the underlying asset. With an imperfect hedge, the values of the derivative instrument and its hedge are not perfectly correlated. For example, if the value of a derivative instrument used in a short hedge (such as writing a call option, buying a put option, or selling a futures contract) increased by less than the decline in value of the hedged investment, the hedge would not be perfectly correlated. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded.

Derivatives also are subject to the risk that they cannot be sold, closed out, or replaced quickly at or very close to their fundamental value. Generally, exchange contracts are very liquid because the exchange clearinghouse is the counterparty of every contract. OTC transactions are less liquid than exchange-traded derivatives since they often can only be closed out with the other party to the transaction.

Another risk is caused by the legal unenforceability of a party's obligations under the derivative. A counterparty that has lost money in a derivative transaction may try to avoid payment by exploiting various legal uncertainties about certain derivative products. (See also Foreign Currency Transactions.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with derivative instruments include: Derivatives Risk, and Liquidity Risk.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 13

EXCHANGE-TRADED FUNDS



Exchange-traded funds (ETFs) represent shares of ownership in mutual funds, unit investment trusts or depositary receipts. ETFs hold portfolios of securities that are designed to replicate, as closely as possible before expenses, the price and yield of a specified market index. The performance results of ETFs will not replicate exactly the performance of the pertinent index due to transaction and other expenses, including fees to service providers, borne by ETFs. ETF shares are sold and redeemed at net asset value only in large blocks called creation units and redemption units, respectively. ETF shares also may be purchased and sold in secondary market trading on national securities exchanges, which allows investors to purchase and sell ETF shares at their market price throughout the day.



Although one or more of the other risks described in this SAI may apply, investments in ETFs involve the same risks associated with a direct investment in the types of securities included in the indices the ETFs are designed to replicate, including Market Risk. Shares of an ETF may trade at a market price that is less than their net asset value and an active trading market in such shares may not develop or continue. Finally, there can be no assurance that the portfolio of securities purchased by an ETF to replicate a particular index will replicate such index.


FLOATING RATE LOANS
Most floating rate loans are acquired directly from the agent bank or from another holder of the loan by assignment. Most such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are typically made by a syndicate of banks and institutional investors, represented by an agent bank which has negotiated and structured the loan and which is responsible generally for collecting interest, principal, and other amounts from the borrower on its own behalf and on behalf of the other lending institutions in the syndicate, and for enforcing its and their other rights against the borrower. Each of the lending institutions, including the agent bank, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan.

A fund's ability to receive payments of principal and interest and other amounts in connection with loans held by it will depend primarily on the financial condition of the borrower. The failure by the fund to receive scheduled interest or principal payments on a loan would adversely affect the income of the fund and would likely reduce the value of its assets, which would be reflected in a reduction in the fund's net asset value. Banks and other lending institutions generally perform a credit analysis of the borrower before originating a loan or purchasing an assignment in a loan. In selecting the loans in which the fund will invest, however, the investment manager will not rely on that credit analysis of the agent bank, but will perform its own investment analysis of the borrowers. The investment manager's analysis may include consideration of the borrower's financial strength and managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates. The majority of loans the fund will invest in will be rated by one or more of the nationally recognized rating agencies. Investments in loans may be of any quality, including "distressed" loans, and will be subject to the fund's credit quality policy.

Loans may be structured in different forms, including assignments and participations. In an assignment, a fund purchases an assignment of a portion of a lender's interest in a loan. In this case, the fund may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but would otherwise be entitled to all of such bank's rights in the loan.

The borrower of a loan may, either at its own election or pursuant to terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that a fund will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan.

Corporate loans in which a fund may purchase a loan assignment are made generally to finance internal growth, mergers, acquisitions, recapitalizations, stock repurchases, leveraged buy-outs, dividend payments to sponsors and other corporate activities. Under current market conditions, most of the corporate loans purchased by the fund will represent loans made to highly leveraged corporate borrowers. The highly leveraged capital structure of the borrowers in such transactions may make such loans especially vulnerable to adverse changes in economic or market conditions. The fund may hold investments in loans for a very short period of time when opportunities to resell the investments that the investment manager believes are attractive arise.

Certain of the loans acquired by a fund may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan assignment. To the extent that the fund is committed to make additional loans under such an assignment, it will at all times designate cash or securities in an amount sufficient to meet such commitments.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 14

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in floating rate loans, the investment manager may from time to time come into possession of material, non-public information about the issuers of loans that may be held in a fund's portfolio. Possession of such information may in some instances occur despite the investment manager's efforts to avoid such possession, but in other instances the investment manager may choose to receive such information (for example, in connection with participation in a creditors' committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, the investment manager's ability to trade in these loans for the account of the fund could potentially be limited by its possession of such information. Such limitations on the investment manager's ability to trade could have an adverse effect on the fund by, for example, preventing the fund from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

In some instances, other accounts managed by the investment manager may hold other securities issued by borrowers whose floating rate loans may be held in a fund's portfolio. These other securities may include, for example, debt securities that are subordinate to the floating rate loans held in the fund's portfolio, convertible debt or common or preferred equity securities. In certain circumstances, such as if the credit quality of the issuer deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the issuer's floating rate loans. In such cases, the investment manager may owe conflicting fiduciary duties to the fund and other client accounts. The investment manager will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if the investment manager's client accounts collectively held only a single category of the issuer's securities.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with floating rate loans include: Credit Risk and Prepayment and Extension Risk.

FOREIGN CURRENCY TRANSACTIONS
Investments in foreign countries usually involve currencies of foreign countries. In addition, a fund may hold cash and cash equivalent investments in foreign currencies. As a result, the value of a fund's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency exchange rates and exchange control regulations. Also, a fund may incur costs in connection with conversions between various currencies. Currency exchange rates may fluctuate significantly over short periods of time causing a fund's NAV (Net Asset Value) to fluctuate. Currency exchange rates are generally determined by the forces of supply and demand in the foreign exchange markets, actual or anticipated changes in interest rates, and other complex factors. Currency exchange rates also can be affected by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments.

Spot Rates and Derivative Instruments. A fund may conduct its foreign currency exchange transactions either at the spot (cash) rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts (forward contracts). (See also Derivative Instruments.) These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such derivative instruments, a fund could be disadvantaged by having to deal in the odd lot market for the underlying foreign currencies at prices that are less favorable than for round lots.

A fund may enter into forward contracts for a variety of reasons, but primarily it will enter into such contracts for risk management (hedging) or for investment purposes.

A fund may enter into forward contracts to settle a security transaction or handle dividend and interest collection. When a fund enters into a contract for the purchase or sale of a security denominated in a foreign currency or has been notified of a dividend or interest payment, it may desire to lock in the price of the security or the amount of the payment, usually in U.S. dollars, although it could desire to lock in the price of the security in another currency. By entering into a forward contract, a fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between different currencies from the date the security is purchased or sold to the date on which payment is made or received or when the dividend or interest is actually received.

A fund may enter into forward contracts when management of the fund believes the currency of a particular foreign country may decline in value relative to another currency. When selling currencies forward in this fashion, a fund may seek to hedge the value of foreign securities it holds against an adverse move in exchange rates. The precise matching of forward contract amounts and the value of securities involved generally will not be possible since the future value of securities in foreign currencies more than likely will change between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movements is extremely difficult and successful execution of a short-term hedging strategy is highly uncertain. Unless specifically permitted, a fund would not enter into such forward contracts or maintain a


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 15
net exposure to such contracts when consummating the contracts would obligate it to deliver an amount of foreign currency in excess of the value of its securities or other assets denominated in that currency.

This method of protecting the value of the fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some point in time. Although forward contracts tend to minimize the risk of loss due to a decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.

A fund may also enter into forward contracts when its management believes the currency of a particular country will increase in value relative to another currency. A fund may buy currencies forward to gain exposure to a currency without incurring the additional costs of purchasing securities denominated in that currency.

The funds may also invest in a combination of forward currency contracts and U.S. dollar-denominated market instruments in an attempt to obtain an investment result that is substantially the same as a direct investment in a foreign currency-denominated instrument. For example, the combination of U.S. dollar-denominated instruments with long forward currency exchange contracts creates a position economically equivalent to a position in the foreign currency, in anticipation of an increase in the value of the foreign currency against the U.S. dollar. Conversely, the combination of U.S. dollar-denominated instruments with short forward currency exchange contracts is economically equivalent to borrowing the foreign currency for delivery at a specified date in the future, in anticipation of a decrease in the value of the foreign currency against the U.S. dollar. Unanticipated changes in the currency exchange results could result in poorer performance for funds that enter into these types of transactions.

A fund may designate cash or securities in an amount equal to the value of the fund's total assets committed to consummating forward contracts entered into under the circumstance set forth above. If the value of the securities declines, additional cash or securities will be designated on a daily basis so that the value of the cash or securities will equal the amount of the fund's commitments on such contracts.

At maturity of a forward contract, a fund may either deliver (if a contract to sell) or take delivery of (if a contract to buy) the foreign currency or terminate its contractual obligation by entering into an offsetting contract with the same currency trader, the same maturity date, and covering the same amount of foreign currency.

If a fund engages in an offsetting transaction, it would incur a gain or loss to the extent there has been movement in forward contract prices. If a fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to buy or sell the foreign currency.

Although a fund values its assets each business day in terms of U.S. dollars, it may not intend to convert its foreign currencies into U.S. dollars on a daily basis. It would do so from time to time, and shareholders should be aware of currency conversion costs. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (spread) between the prices at which they are buying and selling various currencies.

Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should a fund desire to resell that currency to the dealer.

Options on Foreign Currencies. A fund may buy put and call options and write covered call and cash-secured put options on foreign currencies for hedging purposes and to gain exposure to foreign currencies. For example, a decline in the dollar value of a foreign currency in which securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against the diminutions in the value of securities, a fund may buy put options on the foreign currency. If the value of the currency does decline, a fund would have the right to sell the currency for a fixed amount in dollars and would offset, in whole or in part, the adverse effect on its portfolio that otherwise would have resulted. Conversely, where a change in the dollar value of a currency would increase the cost of securities a fund plans to buy, or where a fund would benefit from increased exposure to the currency, a fund may buy call options on the foreign currency. The purchase of the options could offset, at least partially, the changes in exchange rates.

As in the case of other types of options, however, the benefit to a fund derived from purchases of foreign currency options would be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a fund could sustain losses on transactions in foreign currency options that would require it to forego a portion or all of the benefits of advantageous changes in rates.

A fund may write options on foreign currencies for the same types of purposes. For example, when a fund anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option would most likely not be exercised and the diminution in value of securities would be fully or partially offset by the amount of the premium received.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 16

Similarly, instead of purchasing a call option when a foreign currency is expected to appreciate, a fund could write a put option on the relevant currency. If rates move in the manner projected, the put option would expire unexercised and allow the fund to hedge increased cost up to the amount of the premium.

As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the fund would be required to buy or sell the underlying currency at a loss that may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the fund also may be required to forego all or a portion of the benefits that might otherwise have been obtained from favorable movements on exchange rates.

All options written on foreign currencies will be covered. An option written on foreign currencies is covered if a fund holds currency sufficient to cover the option or has an absolute and immediate right to acquire that currency without additional cash consideration upon conversion of assets denominated in that currency or exchange of other currency held in its portfolio. An option writer could lose amounts substantially in excess of its initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies are traded through financial institutions acting as market-makers, although foreign currency options also are traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

Foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (OCC), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in certain foreign countries for that purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

Foreign Currency Futures and Related Options. A fund may enter into currency futures contracts to buy or sell currencies. It also may buy put and call options and write covered call and cash-secured put options on currency futures. Currency futures contracts are similar to currency forward contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. A fund may use currency futures for the same purposes as currency forward contracts, subject to CFTC limitations.

Currency futures and options on futures values can be expected to correlate with exchange rates, but will not reflect other factors that may affect the value of the fund's investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect a fund against price decline if the issuer's creditworthiness deteriorates. Because the value of a fund's investments denominated in foreign currency will change in response to many factors other than exchange rates, it may not be possible to match the amount of a forward contract to the value of a fund's investments denominated in that currency over time.

A fund will hold securities or other options or futures positions whose values are expected to offset its obligations.

The fund would not enter into an option or futures position that exposes the fund to an obligation to another party unless it owns either (i) an offsetting position in securities or (ii) cash, receivables and short-term debt securities with a value sufficient to cover its potential obligations. (See also Derivative Instruments and Foreign Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign currency transactions include: Derivatives Risk, Interest Rate Risk, and Liquidity Risk.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 17

FOREIGN SECURITIES
Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations involve special risks, including those set forth below, which are not typically associated with investing in U.S. securities. Foreign companies are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic companies. Additionally, many foreign stock markets, while growing in volume of trading activity, have substantially less volume than the New York Stock Exchange, and securities of some foreign companies are less liquid and more volatile than securities of domestic companies. Similarly, volume and liquidity in most foreign bond markets are less than the volume and liquidity in the U.S. and, at times, volatility of price can be greater than in the U.S. Further, foreign markets have different clearance, settlement, registration, and communication procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in such procedures could result in temporary periods when assets are uninvested and no return is earned on them. The inability of an investor to make intended security purchases due to such problems could cause the investor to miss attractive investment opportunities.

Payment for securities without delivery may be required in certain foreign markets and, when participating in new issues, some foreign countries require payment to be made in advance of issuance (at the time of issuance, the market value of the security may be more or less than the purchase price). Some foreign markets also have compulsory depositories (i.e., an investor does not have a choice as to where the securities are held). Fixed commissions on some foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. Further, an investor may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. There is generally less government supervision and regulation of business and industry practices, stock exchanges, brokers, and listed companies than in the U.S. It may be more difficult for an investor's agents to keep currently informed about corporate actions such as stock dividends or other matters that may affect the prices of portfolio securities. Communications between the U.S. and foreign countries may be less reliable than within the U.S., thus increasing the risk of delays or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of nationalization, expropriation, the imposition of additional withholding or confiscatory taxes, political, social, or economic instability, diplomatic developments that could affect investments in those countries, or other unforeseen actions by regulatory bodies (such as changes to settlement or custody procedures).

The risks of foreign investing may be magnified for investments in emerging markets, which may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities.

The introduction of a single currency, the euro, on Jan. 1, 1999 for participating European nations in the Economic and Monetary Union (EU) presents unique uncertainties, including the legal treatment of certain outstanding financial contracts after Jan. 1, 1999 that refer to existing currencies rather than the euro; the establishment and maintenance of exchange rates; the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax or labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other EU countries such as the United Kingdom and Denmark into the euro and the admission of other non-EU countries such as Poland, Latvia, and Lithuania as members of the EU may have an impact on the euro.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with foreign securities include: Foreign/Emerging Markets Risk, and Issuer Risk.

FUNDING AGREEMENTS
A fund may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed, debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See also Illiquid and Restricted Securities.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with funding agreements include: Credit Risk and Liquidity Risk.

HIGH-YIELD DEBT SECURITIES (JUNK BONDS)
High yield (high-risk) debt securities are sometimes referred to as junk bonds. They are non-investment grade (lower quality) securities that have speculative characteristics. Lower quality securities, while generally offering higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of default or bankruptcy. They are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. The special risk considerations in connection with investments in these securities are discussed below.

See Appendix A for a discussion of securities ratings. (See also Debt Obligations.)



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 18

All fixed rate interest-bearing securities typically experience appreciation when interest rates decline and depreciation when interest rates rise. The market values of lower-quality and comparable unrated securities tend to reflect individual corporate developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-quality and comparable unrated securities also tend to be more sensitive to economic conditions than are higher-rated securities. As a result, they generally involve more credit risks than securities in the higher-rated categories. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower-quality securities may experience financial stress and may not have sufficient revenues to meet their payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific corporate developments, the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by an issuer of these securities is significantly greater than a default by issuers of higher-rated securities because such securities are generally unsecured and are often subordinated to other creditors. Further, if the issuer of a lower quality security defaulted, an investor might incur additional expenses to seek recovery.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

An investor may have difficulty disposing of certain lower-quality and comparable unrated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower quality and comparable unrated securities, there is no established retail secondary market for many of these securities. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities also may make it more difficult for an investor to obtain accurate market quotations. Market quotations are generally available on many lower-quality and comparable unrated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

Legislation may be adopted from time to time designed to limit the use of certain lower quality and comparable unrated securities by certain issuers.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with high-yield debt securities include: Credit Risk, Interest Rate Risk, and Prepayment and Extension Risk.

ILLIQUID AND RESTRICTED SECURITIES
Illiquid securities are securities that are not readily marketable. These securities may include, but are not limited to, certain securities that are subject to legal or contractual restrictions on resale, certain repurchase agreements, and derivative instruments. To the extent a fund invests in illiquid or restricted securities, it may encounter difficulty in determining a market value for the securities. Disposing of illiquid or restricted securities may involve time-consuming negotiations and legal expense, and it may be difficult or impossible for a fund to sell the investment promptly and at an acceptable price.

In determining the liquidity of all securities and derivatives, such as Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities the investment manager, under guidelines established by the Board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with illiquid and restricted securities include:
Liquidity Risk.

INDEXED SECURITIES
The value of indexed securities is linked to currencies, interest rates, commodities, indexes, or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. Indexed securities may be more volatile than the underlying instrument itself and they may be less liquid than the securities represented by the index. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with indexed securities include: Liquidity Risk and Market Risk.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 19

INFLATION PROTECTED SECURITIES
Inflation is a general rise in prices of goods and services. Inflation erodes the purchasing power of an investor's assets. For example, if an investment provides a total return of 7% in a given year and inflation is 3% during that period, the inflation-adjusted, or real, return is 4%. Inflation-protected securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of these securities is adjusted for inflation as indicated by the Consumer Price Index for Urban Consumers (CPI) and interest is paid on the adjusted amount. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

If the CPI falls, the principal value of inflation-protected securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Conversely, if the CPI rises, the principal value of inflation-protected securities will be adjusted upward, and consequently the interest payable on these securities will be increased. Repayment of the original bond principal upon maturity is guaranteed in the case of U.S. Treasury inflation-protected securities, even during a period of deflation. However, the current market value of the inflation-protected securities is not guaranteed and will fluctuate. Other inflation-indexed securities include inflation-related bonds, which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

Other issuers of inflation-protected debt securities include other U.S. government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. By contrast, a fund holding these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with inflation-protected securities include: Interest Rate Risk and Market Risk.

INVERSE FLOATERS
Inverse floaters are created by underwriters using the interest payment on securities. A portion of the interest received is paid to holders of instruments based on current interest rates for short-term securities. The remainder, minus a servicing fee, is paid to holders of inverse floaters. As interest rates go down, the holders of the inverse floaters receive more income and an increase in the price for the inverse floaters. As interest rates go up, the holders of the inverse floaters receive less income and a decrease in the price for the inverse floaters. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with inverse floaters include: Interest Rate Risk.

INVESTMENT COMPANIES
Investing in securities issued by registered and unregistered investment companies may involve the duplication of advisory fees and certain other expenses.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the securities of other investment companies include: Active Management Risk and Market Risk.

LENDING OF PORTFOLIO SECURITIES
A fund may lend certain of its portfolio securities. The current policy of the Board is to make these loans, either long- or short-term, to broker-dealers. In making loans, the lender receives the market price in cash, U.S. government securities, letters of credit, or such other collateral as may be permitted by regulatory agencies and approved by the Board. If the market price of the loaned securities goes up, the lender will get additional collateral on a daily basis. If the market price of the loaned securities goes down, the borrower may request that some collateral be returned. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the lender receives cash payments equivalent to all interest or other distributions paid on the loaned securities. The lender may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 20
earned on the cash or money market instruments held as collateral to the borrower or placing broker. The lender will receive reasonable interest on the loan or a flat fee from the borrower and amounts equivalent to any dividends, interest, or other distributions on the securities loaned.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with the lending of portfolio securities include:
Credit Risk.

LOAN PARTICIPATIONS
Loans, loan participations, and interests in securitized loan pools are interests in amounts owed by a corporate, governmental, or other borrower to a lender or consortium of lenders (typically banks, insurance companies, investment banks, government agencies, or international agencies). Loans involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to an investor in the event of fraud or misrepresentation.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with loan participations include: Credit Risk.

MORTGAGE- AND ASSET-BACKED SECURITIES
Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and Collateralized Mortgage Obligations (CMOs). These securities may be issued or guaranteed by U.S. government agencies or instrumentalities (see also Agency and Government Securities), or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. Mortgage-backed securities issued by private lenders may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any governmental guarantee of the underlying mortgage assets but with some form of non-governmental credit enhancement. Commercial mortgage-backed securities (CMBS) are a specific type of mortgage-backed security collateralized by a pool of mortgages on commercial real estate.

Stripped mortgage-backed securities are a type of mortgage-backed security that receive differing proportions of the interest and principal payments from the underlying assets. Generally, there are two classes of stripped mortgage-backed securities: Interest Only (IO) and Principal Only (PO). IOs entitle the holder to receive distributions consisting of all or a portion of the interest on the underlying pool of mortgage loans or mortgage-backed securities. POs entitle the holder to receive distributions consisting of all or a portion of the principal of the underlying pool of mortgage loans or mortgage-backed securities. The cash flows and yields on IOs and POs are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans or mortgage-backed securities. A rapid rate of principal payments may adversely affect the yield to maturity of IOs. A slow rate of principal payments may adversely affect the yield to maturity of POs. If prepayments of principal are greater than anticipated, an investor in IOs may incur substantial losses. If prepayments of principal are slower than anticipated, the yield on a PO will be affected more severely than would be the case with a traditional mortgage-backed security.

CMOs are hybrid mortgage-related instruments secured by pools of mortgage loans or other mortgage-related securities, such as mortgage pass through securities or stripped mortgage-backed securities. CMOs may be structured into multiple classes, often referred to as "tranches," with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity.

The yield characteristics of mortgage-backed securities differ from those of other debt securities. Among the differences are that interest and principal payments are made more frequently on mortgage-backed securities, usually monthly, and principal may be repaid at any time. These factors may reduce the expected yield.

Asset-backed securities have structural characteristics similar to mortgage-backed securities. Asset-backed debt obligations represent direct or indirect participation in, or secured by and payable from, assets such as motor vehicle installment sales contracts, other installment loan contracts, home equity loans, leases of various types of property, and receivables from credit card or other revolving credit arrangements. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement of the securities. Payments or distributions of principal and interest on asset-backed debt obligations may be supported by non-governmental credit enhancements including letters of credit, reserve funds, overcollateralization, and guarantees by third parties. The market for privately issued asset-backed debt obligations is smaller and less liquid than the market for government sponsored mortgage-backed securities. (See also Derivative Instruments.)



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 21

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage and asset-backed securities include:
Credit Risk, Interest Rate Risk, Liquidity Risk, and Prepayment and Extension Risk.

MORTGAGE DOLLAR ROLLS
Mortgage dollar rolls are investments in which an investor sells mortgage-backed securities for delivery in the current month and simultaneously contracts to purchase substantially similar securities on a specified future date. While an investor foregoes principal and interest paid on the mortgage-backed securities during the roll period, the investor is compensated by the difference between the current sales price and the lower price for the future purchase as well as by any interest earned on the proceeds of the initial sale. The investor also could be compensated through the receipt of fee income equivalent to a lower forward price.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with mortgage dollar rolls include: Credit Risk, and Interest Rate Risk.

MUNICIPAL OBLIGATIONS
Municipal obligations include debt obligations issued by or on behalf of states, territories, possessions, or sovereign nations within the territorial boundaries of the United States (including the District of Columbia and Puerto Rico). The interest on these obligations is generally exempt from federal income tax. Municipal obligations are generally classified as either "general obligations" or "revenue obligations."

General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of interest and principal. Revenue bonds are payable only from the revenues derived from a project or facility or from the proceeds of a specified revenue source. Industrial development bonds are generally revenue bonds secured by payments from and the credit of private users. Municipal notes are issued to meet the short-term funding requirements of state, regional, and local governments. Municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax and revenue anticipation notes, construction loan notes, short-term discount notes, tax-exempt commercial paper, demand notes, and similar instruments.

Municipal lease obligations may take the form of a lease, an installment purchase, or a conditional sales contract. They are issued by state and local governments and authorities to acquire land, equipment, and facilities. An investor may purchase these obligations directly, or it may purchase participation interests in such obligations. Municipal leases may be subject to greater risks than general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet in order to issue municipal obligations. Municipal leases may contain a covenant by the state or municipality to budget for and make payments due under the obligation. Certain municipal leases may, however, provide that the issuer is not obligated to make payments on the obligation in future years unless funds have been appropriated for this purpose each year.

Yields on municipal bonds and notes depend on a variety of factors, including money market conditions, municipal bond market conditions, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The municipal bond market has a large number of different issuers, many having smaller sized bond issues, and a wide choice of different maturities within each issue. For these reasons, most municipal bonds do not trade on a daily basis and many trade only rarely. Because many of these bonds trade infrequently, the spread between the bid and offer may be wider and the time needed to develop a bid or an offer may be longer than other security markets. See Appendix A for a discussion of securities ratings. (See also Debt Obligations.)

Taxable Municipal Obligations. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with municipal obligations include: Credit Risk, Inflation Risk, Interest Rate Risk and Market Risk.

PREFERRED STOCK
Preferred stock is a type of stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Preferred stock does not ordinarily carry voting rights.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 22

The price of a preferred stock is generally determined by earnings, type of products or services, projected growth rates, experience of management, liquidity, and general market conditions of the markets on which the stock trades.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with preferred stock include: Issuer Risk and Market Risk.

REAL ESTATE INVESTMENT TRUSTS
Real estate investment trusts (REITs) are pooled investment vehicles that manage a portfolio of real estate or real estate related loans to earn profits for their shareholders. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property, such as shopping centers, nursing homes, office buildings, apartment complexes, and hotels, and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs can be subject to extreme volatility due to fluctuations in the demand for real estate, changes in interest rates, and adverse economic conditions. Similar to investment companies, REITs are not taxed on income distributed to shareholders provided they comply with certain requirements under the tax law. The failure of a REIT to continue to qualify as a REIT for tax purposes can materially affect its value. A fund will indirectly bear its proportionate share of any expenses paid by a REIT in which it invests.

REITs often do not provide complete tax information until after the calendar year-end. Consequently, because of the delay, it may be necessary for a fund investing in REITs to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31. In the alternative, amended Forms 1099-DIV may be sent.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with REITs include: Interest Rate Risk, Issuer Risk and Market Risk.

REPURCHASE AGREEMENTS
Repurchase agreements may be entered into with certain banks or non-bank dealers. In a repurchase agreement, the purchaser buys a security at one price, and at the time of sale, the seller agrees to repurchase the obligation at a mutually agreed upon time and price (usually within seven days). The repurchase agreement determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve certain risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the purchaser's ability to dispose of the underlying securities.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with repurchase agreements include: Credit Risk.

REVERSE REPURCHASE AGREEMENTS
In a reverse repurchase agreement, an investor sells a security and enters into an agreement to repurchase the security at a specified future date and price. The investor generally retains the right to interest and principal payments on the security. Since the investor receives cash upon entering into a reverse repurchase agreement, it may be considered a borrowing. (See also Derivative Instruments.)

Although one or more of the other risks described in this SAI may apply, the largest risks associated with reverse repurchase agreements include: Credit Risk, and Interest Rate Risk.

SHORT SALES



In short selling transactions, a fund sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, a fund must borrow the security to make delivery to the buyer. A fund is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by a fund, which may result in a loss or gain, respectively. Unlike taking a long position in a security by purchasing the security, where potential losses are limited to the purchase price, short sales have no cap on maximum losses, and gains are limited to the price of the security at the time of the short sale.



Short sales of forward commitments and derivatives do not involve borrowing a security. These types of short sales may include futures, options, contracts for differences, forward contracts on financial instruments and options such as contracts, credit linked instruments, and swap contracts.



A fund may not always be able to borrow a security it wants to sell short. A fund also may be unable to close out an established short position at an acceptable price and may have to sell long positions at disadvantageous times to cover its short positions. The value of your investment in a fund will fluctuate in response to the movements in the market. Fund



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 23
performance also will depend on the effectiveness of the investment manager's research and the management team's investment decisions.



Short sales also involve other costs. A fund must repay to the lender an amount equal to any dividends or interest that accrues while the loan is outstanding. To borrow the security, a fund may be required to pay a premium. A fund also will incur truncation costs in effecting short sales. The amount of any ultimate gain for a fund resulting from a short sale will be decreased and the amount of any ultimate loss will be increased, by the amount of premiums, interest or expenses a fund may be required to pay in connection with the short sale. Until a fund closes the short position, it will earmark and reserve fund assets, in cash or liquid securities to offset a portion of the leverage risk. Realized gains from short sales are typically treated as short-term gains/losses.



Although one or more of the other risks described in this SAI may apply, the largest risks associated with short sales include: Market Risk and Short Sales Risk.


SOVEREIGN DEBT
A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by a variety of factors, including its cash flow situation, the extent of its reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward international lenders, and the political constraints to which a sovereign debtor may be subject. (See also Foreign Securities.)

With respect to sovereign debt of emerging market issuers, investors should be aware that certain emerging market countries are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and interest on external debt.

Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis that led to defaults and the restructuring of certain indebtedness.

Sovereign debt includes Brady Bonds, which are securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with sovereign debt include: Credit Risk, and Foreign/Emerging Markets Risk.

STRUCTURED INVESTMENTS
A structured investment is a security whose return is tied to an underlying index or to some other security or pool of assets. Structured investments generally are individually negotiated agreements and may be traded over-the-counter. Structured investments are created and operated to restructure the investment characteristics of the underlying security. This restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, of specified instruments, such as commercial bank loans, and the issuance by that entity of one or more classes of debt obligations ("structured securities") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities, and interest rate provisions. The extent of the payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Structured securities are often offered in different classes. As a result a given class of a structured security may be either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and at any given time there may be no active trading market for a particular structured security.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with structured investments include: Credit Risk and Liquidity Risk.

SWAP AGREEMENTS
Swap agreements are typically individually negotiated agreements that obligate two parties to exchange payments based on a reference to a specified asset, reference rate or index. Swap agreements will tend to shift a party's investment exposure from one type of investment to another. A swap agreement can increase or decrease the volatility of a fund's investments and its net asset value.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 24

Swap agreements are traded in the over-the-counter market and may be considered to be illiquid. Swap agreements entail the risk that a party will default on its payment obligations. A fund will enter into a swap agreement only if the claims-paying ability of the other party or its guarantor is considered to be investment grade by the investment manager. Generally, the unsecured senior debt or the claims-paying ability of the other party or its guarantor must be rated in one of the three highest rating categories of at least one Nationally Recognized Statistical Rating Organization (NRSRO) at the time of entering into the transaction. If there is a default by the other party to such a transaction, a fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the transaction. In certain circumstances, a fund may seek to minimize counterparty risk by requiring the counterparty to post collateral.

Swap agreements are usually entered into without an upfront payment because the value of each party's position is the same. The market values of the underlying commitments will change over time resulting in one of the commitments being worth more than the other and the net market value creating a risk exposure for one counterparty or the other.

Interest Rate Swaps. Interest rate swap agreements are often used to obtain or preserve a desired return or spread at a lower cost than through a direct investment in an instrument that yields the desired return or spread. They are financial instruments that involve the exchange of one type of interest rate for another type of interest rate cash flow on specified dates in the future. In a standard interest rate swap transaction, two parties agree to exchange their respective commitments to pay fixed or floating rates on a predetermined specified (notional) amount. The swap agreement notional amount is the predetermined basis for calculating the obligations that the swap counterparties have agreed to exchange. Under most swap agreements, the obligations of the parties are exchanged on a net basis. The two payment streams are netted out, with each party receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps can be based on various measures of interest rates, including LIBOR, swap rates, treasury rates and other foreign interest rates.

Cross Currency Swaps. Cross currency swaps are similar to interest rate swaps, except that they involve multiple currencies. A fund may enter into a currency swap when it has exposure to one currency and desires exposure to a different currency. Typically the interest rates that determine the currency swap payments are fixed, although occasionally one or both parties may pay a floating rate of interest. Unlike an interest rate swap, however, the principal amounts are exchanged at the beginning of the contract and returned at the end of the contract. In addition to paying and receiving amounts at the beginning and termination of the agreements, both sides will also have to pay in full periodically based upon the currency they have borrowed. Change in foreign exchange rates and changes in interest rates, as described above, may negatively affect currency swaps.


Total Return Swaps. Total return swaps are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or security indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate of the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. For example, CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of commercial mortgage-backed securities. In a typical total return equity swap, payments made by the fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate. By entering into an equity index swap, for example, the index receiver can gain exposure to stocks making up the index of securities without actually purchasing those stocks. Total return swaps involve not only the risk associated with the investment in the underlying securities, but also the risk of the counterparty not fulfilling its obligations under the agreement.


Swaption Transaction. A swaption is an option on a swap agreement and a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms, in return for payment of the purchase price (the "premium") of the option. The fund may write
(sell) and purchase put and call swaptions to the same extent it may make use of standard options on securities or other instruments. The writer of the contract receives the premium and bears the risk of unfavorable changes in the market value on the underlying swap agreement.

Swaptions can be bundled and sold as a package. These are commonly called interest rate caps, floors and collars. In interest rate cap transactions, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or cap. Interest rate floor transactions require one party, in exchange for a premium to agree to make payments to the other to the extent that interest rates fall below a specified level, or floor. In interest rate collar transactions, one party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels or collar amounts.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 25

Credit Default Swaps. A credit default swap agreement may have as reference obligations one or more securities that are not currently held by the fund. The fund may be either the buyer or seller in the transaction. Credit default swaps may also be structured based on the debt of a basket of issuers, rather than a single issuer, and may be customized with respect to the default event that triggers purchase or other factors. As a seller, the fund generally receives an up front payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full face amount of deliverable obligations of the reference obligations that may have little or no value. If the fund is a buyer and no credit event occurs, the fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference obligation that may have little or no value.

The use of swap agreements by a fund entails certain risks, which may be different from, or possibly greater than, the risks associated with investing directly in the securities and other investments that are the referenced asset for the swap agreement. Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with stocks, bonds, and other traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index, but also of the swap itself, without the benefit of observing the performance of the swap under all the possible market conditions. Because some swap agreements have a leverage component, adverse changes in the value or level of the underlying asset, reference rate, or index can result in a loss substantially greater than the amount invested in the swap itself. Certain swaps have the potential for unlimited loss, regardless of the size of the initial investment.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with swaps include: Credit Risk, Liquidity Risk, and Market Risk.

VARIABLE- OR FLOATING-RATE SECURITIES
Variable-rate securities provide for automatic establishment of a new interest rate at fixed intervals (daily, monthly, semiannually, etc.). Floating-rate securities generally provide for automatic adjustment of the interest rate whenever some specified interest rate index changes. Variable- or floating-rate securities frequently include a demand feature enabling the holder to sell the securities to the issuer at par. In many cases, the demand feature can be exercised at any time. Some securities that do not have variable or floating interest rates may be accompanied by puts producing similar results and price characteristics. Variable-rate demand notes include master demand notes that are obligations that permit the investor to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the investor as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded. There generally is not an established secondary market for these obligations. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the lender's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and may involve heightened risk of default by the issuer.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with variable- or floating-rate securities include:
Credit Risk. See also, Floating Rate Loans.

WARRANTS
Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants may be acquired separately or in connection with the acquisition of securities. Warrants do not carry with them the right to dividends or voting rights and they do not represent any rights in the assets of the issuer. Warrants may be considered to have more speculative characteristics than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with warrants include: Market Risk.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS
When-issued securities and forward commitments involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Normally, the settlement date occurs within 45 days of the purchase although in some cases settlement may take


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 26
longer. The investor does not pay for the securities or receive dividends or interest on them until the contractual settlement date. Such instruments involve the risk of loss if the value of the security to be purchased declines prior to the settlement date and the risk that the security will not be issued as anticipated. If the security is not issued as anticipated, a fund may lose the opportunity to obtain a price and yield considered to be advantageous.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with when-issued securities and forward commitments include: Credit Risk.

ZERO-COUPON, STEP-COUPON, AND PAY-IN-KIND SECURITIES
These securities are debt obligations that do not make regular cash interest payments (see also Debt Obligations). Zero-coupon and step-coupon securities are sold at a deep discount to their face value because they do not pay interest until maturity. Pay-in-kind securities pay interest through the issuance of additional securities. Because these securities do not pay current cash income, the price of these securities can be extremely volatile when interest rates fluctuate. See Appendix A for a discussion of securities ratings.

Although one or more of the other risks described in this SAI may apply, the largest risks associated with zero-coupon, step-coupon, and pay-in-kind securities include: Credit Risk and Interest Rate Risk.

A fund cannot issue senior securities but this does not prohibit certain investment activities for which assets of the fund are set aside, or margin, collateral or escrow arrangements are established, to cover the related obligations. Examples of those activities include borrowing money, delayed-delivery and when-issued securities transactions, and contracts to buy or sell options, derivatives, and hedging instruments.

SECURITIES TRANSACTIONS

Subject to policies set by the Board, as well as the terms of the investment management agreements, the investment manager is authorized to determine, consistent with a fund's investment objective and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the Board.

Each fund, the investment manager and Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (each a principal underwriter and distributor of the Funds) has a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.


A fund's securities may be traded on an agency basis with brokers or dealers or on a principal basis with dealers. In an agency trade, the broker-dealer generally is paid a commission. In a principal trade, the investment manager will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The investment manager generally may pay the dealer a commission or instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.


BROKER-DEALER SELECTION
In selecting broker-dealers to execute transactions, the investment manager will consider from among such factors as the ability to minimize trading costs, trading expertise, infrastructure, ability to provide information or services, financial condition, confidentiality, competitiveness of commission rates, evaluations of execution quality, promptness of execution, past history, ability to prospect for and find liquidity, difficulty of trade, security's trading characteristics, size of order, liquidity of market, block trading capabilities, quality of settlement, specialized expertise, overall responsiveness, willingness to commit capital and research services provided.

The Board has adopted a policy prohibiting the investment manager from considering sales of shares of the funds as a factor in the selection of broker-dealers through which to execute securities transactions.

On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, including review by an independent third-party evaluator. The review evaluates execution, operational efficiency, and research services.

COMMISSION DOLLARS
Broker-dealers typically provide a bundle of services including research and execution of transactions. The research provided can be either proprietary (created and provided by the broker-dealer) or third party (created by a third party but provided by the broker-dealer). Consistent with the interests of the fund, the investment manager may use broker-dealers who provide


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 27
both types of research products and services in exchange for commissions, known as "soft dollars," generated by transactions in fund accounts.


The receipt of research and brokerage products and services is used by the investment manager to the extent it engages in such transactions, to supplement its own research and analysis activities, by receiving the views and information of individuals and research staffs of other securities firms, and by gaining access to specialized expertise on individual companies, industries, areas of the economy and market factors. Research and brokerage products and services may include reports on the economy, industries, sectors and individual companies or issuers; statistical information; accounting and tax law interpretations; political analyses; reports on legal developments affecting portfolio securities; information on technical market actions; credit analyses; on-line quotation systems; risk measurement; analyses of corporate responsibility issues; on-line news services; and financial and market database services. Research services may be used by the investment manager in providing advice to multiple RiverSource accounts, including the funds even though it is not possible to relate the benefits to any particular account or fund.


On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The Board has adopted a policy authorizing the investment manager to do so, to the extent authorized by law, if the investment manager determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the investment manager's overall responsibilities with respect to a fund and the other funds or accounts for which it acts as investment manager.

As a result of these arrangements, some portfolio transactions may not be effected at the lowest commission, but overall execution may be better. The investment manager has represented that under its procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services and research products and services provided.

The investment manager may use step-out transactions. A "step-out" is an arrangement in which the investment manager executes a trade through one broker-dealer but instructs that broker-dealer to step-out all or a part of the trade to another broker-dealer. The second broker-dealer will clear and settle, and receive commissions for, the stepped-out portion. The investment manager may receive research products and services in connection with step-out transactions.


Use of fund commissions may create potential conflicts of interest between the investment manager and a fund. However, the investment manager has policies and procedures in place intended to mitigate these conflicts and ensure that the use of fund commissions falls within the "safe harbor" of Section 28(e) of the Securities Exchange Act of 1934. Some products and services may be used for both investment decision-making and non-investment decision-making purposes ("mixed use" items). The investment manager, to the extent it has mixed use items, has procedures in place to assure that fund commissions pay only for the investment decision-making portion of a mixed-use item.


TRADE AGGREGATION AND ALLOCATION
Generally, orders are processed and executed in the order received. When a fund buys or sells the same security as another portfolio, fund, or account, the investment manager carries out the purchase or sale pursuant to policies and procedures designed in such a way believed to be fair to the fund. Purchase and sale orders may be combined or aggregated for more than one account if it is believed it would be consistent with best execution. Aggregation may reduce commission costs or market impact on a per-share and per-dollar basis, although aggregation may have the opposite effect. There may be times when not enough securities are received to fill an aggregated order, including in an initial public offering, involving multiple accounts. In that event, the investment manager has policies and procedures designed in such a way believed to result in a fair allocation among accounts, including the fund.

From time to time, different portfolio managers with the investment manager may make differing investment decisions related to the same security. However, with certain exceptions for funds managed using strictly quantitative methods, a portfolio manager or portfolio management team may not sell a security short if the security is owned in another portfolio managed by that portfolio manager or portfolio management team. On occasion, a fund may purchase and sell a security simultaneously in order to profit from short-term price disparities.

The investment manager has portfolio management teams in its Minneapolis and Los Angeles offices that may share research information regarding leveraged loans. The investment manager operates separate and independent trading desks in these locations for the purpose of purchasing and selling leveraged loans. As a result, the investment manager does not aggregate orders in leveraged loans across portfolio management teams. For example, funds and other client accounts being managed by these portfolio management teams may purchase and sell the same leveraged loan in the secondary market on the same day at different times and at different prices. There is also the potential for a particular account or group of accounts, including a fund, to forego an opportunity or to receive a different allocation (either larger or smaller) than might otherwise


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 28
be obtained if the investment manager were to aggregate trades in leveraged loans across the portfolio management teams. Although the investment manager does not aggregate orders in leveraged loans across its portfolio management teams in Minneapolis and Los Angeles, it operates in this structure subject to its duty to seek best execution.


The Fund did not pay brokerage commissions for the fiscal period from Sept. 26, 2006 (when the Fund began operations) to July 31, 2007 or for fiscal year ended July 31, 2008. Substantially all firms through whom transactions were executed provide research services.


No transactions were directed to brokers because of research services they provided to the Fund in the last fiscal period.

As of the end of the fiscal period, the Fund held securities of its regular brokers or dealers or of the parent of those brokers or dealers that derived more than 15% of gross revenue from securities-related activities as presented below:


                                                               VALUE OF SECURITIES
                NAME OF ISSUER                             OWNED AT END OF FISCAL YEAR
-----------------------------------------------------------------------------------------------
Citigroup Funding                                                 $ 74,888,890
Credit Suisse NY                                                    74,997,404
JPMorgan Chase & Co.                                                49,729,694
Lehman Brothers Holdings                                           122,000,000
Merrill Lynch & Co.                                                 75,000,000
Morgan Stanley                                                      77,899,983
Morgan Stanley & Co.                                                90,000,000



BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE INVESTMENT MANAGER

Affiliates of RiverSource Investments may engage in brokerage and other securities transactions on behalf of a fund according to procedures adopted by the Board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the Board, the same conditions apply to transactions with broker-dealer affiliates of any subadviser. The investment manager will use an affiliate only if (i) the investment manager determines that the fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the fund and (ii) the affiliate charges the fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the Investment Management Services Agreement.


No brokerage commissions were paid to brokers affiliated with RiverSource Investments since the Fund began operations.


VALUING FUND SHARES

In accordance with Rule 2a-7 of the 1940 Act, all of the securities in the fund's portfolio are valued at amortized cost. The amortized cost method of valuation is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. Amortized cost does not take into consideration unrealized capital gains or losses.

The Board has established procedures designed to stabilize the fund's price per share for purposes of sales and redemptions at $1, to the extent that it is reasonably possible to do so. These procedures include review of the fund's securities by the Board, at intervals deemed appropriate by it, to determine whether the fund's net asset value per share computed by using available market quotations deviates from a share value of $1 as computed using the amortized cost method. The Board must consider any deviation that appears and, if it exceeds 0.5%, it must determine what action, if any, needs to be taken. If the Board determines a deviation exists that may result in a material dilution of the holdings of current shareholders or investors, or in another unfair consequences for shareholders, it must undertake remedial action that it deems necessary and appropriate. Such action may include withholding dividends, calculating net asset value per share for purposes of sales and redemptions using available market quotations, making redemptions in kind, and selling securities before maturity in order to realize capital gains or losses or to shorten average portfolio maturity.

While the amortized cost method provides certainty and consistency in portfolio valuation, it may result in valuations of securities that are either somewhat higher or lower than the prices at which the securities could be sold. This means that during times of declining interest rates the yield on the fund's shares may be higher than if valuations of securities were


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 29
made based on actual market prices and estimates of market prices. Accordingly, if using the amortized cost method were to result in a lower portfolio value, a prospective investor in the fund would be able to obtain a somewhat higher yield than the investor would get if portfolio valuations were based on actual market values. Existing shareholders, on the other hand, would receive a somewhat lower yield than they would otherwise receive. The opposite would happen during a period of rising interest rates.

PORTFOLIO HOLDINGS DISCLOSURE

The fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, the fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

The fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or permit others to provide holdings information on a selective basis, and the investment manager does not intend to selectively disclose holdings information or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.


A complete schedule of the fund's portfolio holdings will be available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website.



In addition, the investment manager makes publicly available, on a monthly basis, information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is generally made available through the website, marketing communications (including printed advertisements and sales literature), and/or telephone customer service centers that support the fund. This holdings information is generally not released until it is at least fifteen
(15) days old.



From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Vestek, Data Communique, Inc.), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (Investor Responsibility Research Center, Inc.), and companies that deliver or support systems that provide analytical or statistical information (including, Factset Research Systems, Bloomberg, L.P.),
(2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including, Morningstar, Inc., Thomson Financial and Lipper Inc.), and
(3) other entities that provide trading, research or other investment related services (including Citigroup, Lehman Brothers Holdings, Merrill Lynch & Co., and Morgan Stanley). In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal or state securities laws, and may disclose holdings information in response to requests by governmental authorities.


The fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 30
submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

PROXY VOTING

GENERAL GUIDELINES, POLICIES AND PROCEDURES

The funds uphold a long tradition of supporting sound and principled corporate governance. For over 30 years, the Board, which consists of a majority of independent Board members, has determined policies and voted proxies. The funds' investment manager, RiverSource Investments, and the funds' administrator, Ameriprise Financial, provide support to the Board in connection with the proxy voting process.

GENERAL GUIDELINES

CORPORATE GOVERNANCE MATTERS -- The Board supports proxy proposals that it believes are tied to the interests of shareholders and votes against proxy proposals that appear to entrench management. For example:

    - The Board generally votes in favor of proposals for an independent chairman or, if the chairman is not independent, in favor of a lead independent director.

    - The Board supports annual election of all directors and proposals to eliminate classes of directors.

    - In a routine election of directors, the Board will generally vote with management's recommendations because the Board believes that management and nominating committees of independent directors are in the best position to know what qualifications are required of directors to form an effective board. However, the Board will generally vote against a nominee who has been assigned to the audit, compensation, or nominating committee if the nominee is not independent of management based on established criteria. The Board will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company and, in general, will vote against nominees who are determined to have been involved in options backdating.

    - The Board generally supports proposals requiring director nominees to receive a majority of affirmative votes cast in order to be elected to the board, and opposes cumulative voting based on the view that each director elected should represent the interests of all shareholders.

    - Votes in a contested election of directors are evaluated on a case-by-case basis. In general, the Board believes that incumbent management and nominating committees, with access to more and better information, are in the best position to make strategic business decisions. However, the Board will consider an opposing slate if it makes a compelling business case for leading the company in a new direction.

SHAREHOLDER RIGHTS PLANS -- The Board generally supports shareholder rights plans based on a belief that such plans force uninvited bidders to negotiate with a company's board. The Board believes these negotiations allow time for the company to


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 31
maximize value for shareholders by forcing a higher premium from a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Board supports proposals to submit shareholder rights plans to shareholders and supports limiting the vote required for approval of such plans to a majority of the votes cast.

AUDITORS -- The Board values the independence of auditors based on established criteria. The Board supports a reasonable review of matters that may raise concerns regarding an auditor's service that may cause the Board to vote against a management recommendation, including, for example, auditor involvement in significant financial restatements, options backdating, material weaknesses in control, attempts to limit auditor liability or situations where independence has been compromised.

STOCK OPTION PLANS AND OTHER MANAGEMENT COMPENSATION ISSUES -- The Board expects company management to give thoughtful consideration to providing competitive long-term employee incentives directly tied to the interest of shareholders. The Board votes against proxy proposals that it believes dilute shareholder value excessively.

The Board believes that equity compensation awards can be a useful tool, when not abused, for retaining employees and giving them incentives to engage in conduct that will improve the performance of the company. In this regard, the Board generally favors minimum holding periods of stock obtained by senior management pursuant to an option plan and will vote against compensation plans for executives that it deems excessive.

SOCIAL AND CORPORATE POLICY ISSUES -- The Board believes proxy proposals should address the business interests of the corporation. Shareholder proposals sometime seek to have the company disclose or amend certain business practices based purely on social or environmental issues rather than compelling business arguments. In general, the Board recognizes our fund shareholders are likely to have differing views of social and environmental issues and believes that these matters are primarily the responsibility of a company's management and its board of directors.

POLICIES AND PROCEDURES

The policy of the Board is to vote all proxies of the companies in which a fund holds investments. Because of the volume and complexity of the proxy voting process, including inherent inefficiencies in the process that are outside the control of the Board or the Proxy Team (below), not all proxies may be voted. The Board has implemented policies and procedures that have been reasonably designed to vote proxies and to ensure that there are no conflicts between interests of a fund's shareholders and those of the funds' principal underwriters, RiverSource Investments, or other affiliated persons. In exercising its proxy voting responsibilities, the Board may rely upon the research or recommendations of one or more third party service providers.

The administration of the proxy voting process is handled by the RiverSource Proxy Administration Team ("Proxy Team"). In exercising its responsibilities, the Proxy Team may rely upon one or more third party service providers. The Proxy Team assists the Board in identifying situations where its guidelines do not clearly require a vote in a particular manner and assists in researching matters and making voting recommendations. RiverSource Investments may recommend that a proxy be voted in a manner contrary to the Board's guidelines. In making recommendations to the Board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of a fund's subadviser(s)) and information obtained from an independent research firm. The investment manager makes the recommendation in writing. The process requires that Board members who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal or establish a protocol for voting the proposal.

On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.

The Board considers management's recommendations as set out in the company's proxy statement. In each instance in which a fund votes against management's recommendation (except when withholding votes from a nominated director), the Board sends a letter to senior management of the company explaining the basis for its vote. This permits both the company's management and the Board to have an opportunity to gain better insight into issues presented by the proxy proposal(s).

VOTING IN COUNTRIES OUTSIDE THE UNITED STATES (NON-U.S. COUNTRIES) -- Voting proxies for companies not domiciled in the United States may involve greater effort and cost due to the variety of regulatory schemes and corporate practices. For example, certain non-U.S. countries require securities to be blocked prior to a vote, which means that the securities to be voted may not be traded within a specified number of days before the shareholder meeting. The Board typically will not vote securities in non-U.S. countries that require securities to be blocked as the need for liquidity of the securities in the funds will typically outweigh the benefit of voting. There may be additional costs associated with voting in non-U.S. countries such that the Board may determine that the cost of voting outweighs the potential benefit.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 32

SECURITIES ON LOAN -- The Board will generally refrain from recalling securities on loan based upon its determination that the costs and lost revenue to the funds, combined with the administrative effects of recalling the securities, generally outweigh the benefit of voting the proxy. While neither the Board nor the funds' administrator assesses the economic impact and benefits of voting loaned securities on a case-by-case basis, situations may arise where the Board requests that loaned securities be recalled in order to vote a proxy. In this regard, if a proxy relates to matters that may impact the nature of a company, such as a proposed merger or acquisition, and the funds' ownership position is more significant, the Board has established a guideline to direct the funds' administrator to use its best efforts to recall such securities based upon its determination that, in these situations, the benefits of voting such proxies generally outweigh the costs or lost revenue to the funds, or any potential adverse administrative effects to the funds, of not recalling such securities.

INVESTMENT IN AFFILIATED FUNDS -- Certain RiverSource funds may invest in shares of other RiverSource funds (referred to in this context as "underlying funds") and may own substantial portions of these underlying funds. The proxy policy of the funds is to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help manage this potential conflict of interest, recognizing that the direct public shareholders of these underlying funds may represent only a minority interest, the policy of the funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders. If there are no direct public shareholders of an underlying fund, the policy is to cast votes in accordance with instructions from the independent members of the Board.

OBTAIN A PROXY VOTING RECORD

Each year the RiverSource funds file their proxy voting records with the SEC and make them available by August 31 for the 12-month period ending June 30 of that year. The records can be obtained without charge through riversource.com/funds or searching the website of the SEC at www.sec.gov.

INVESTING IN THE FUND

REJECTION OF BUSINESS


The Fund and RiverSource Distributors, Inc. reserve the right to reject any business, in its sole discretion.


SELLING SHARES

You have a right to sell your shares at any time. For an explanation of sales procedures, please see the applicable prospectus.

During an emergency, the Board can suspend the computation of NAV, stop accepting payments for purchase of shares, or suspend the duty of a fund to redeem shares for more than seven days. Such emergency situations would occur if:

    - The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

    - Disposal of a fund's securities is not reasonably practicable or it is not reasonably practicable for the fund to determine the fair value of its net assets, or

    - The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.

Should a fund stop selling shares, the Board may make a deduction from the value of the assets held by the fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all shareholders.

The fund has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the fund to redeem shares in cash, with respect to any one shareholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the fund at the beginning of the period. Although redemptions in excess of this limitation would normally be paid in cash, the fund reserves the right to make these payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing shareholders of the fund as determined by the Board. In these circumstances, the securities distributed would be valued as set forth in this SAI. Should a fund distribute securities, a shareholder may incur brokerage fees or other transaction costs in converting the securities to cash.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 33

TAXES


SUBCHAPTER M COMPLIANCE


The Fund has elected to be taxed under Subchapter M of the Internal Revenue Code as a regulated investment company. The Fund intends to maintain its qualification as a regulated investment company by meeting certain requirements relating to distributions, source of income, and asset diversification. Distribution requirements include distributing at least 90% of the fund's investment company taxable income and tax-exempt ordinary income to fund shareholders each taxable year. The source of income rules require that at least 90% of the fund's gross income be derived from dividends, interest, certain payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies (subject to certain limitations), and certain other income derived with respect to its business of investing in stock, securities or currencies, and net income from certain interests in qualified publicly traded partnerships. Asset diversification requirements are met when the Fund owns, at the end of each quarter of its taxable year, a portfolio, 50% of which includes cash and cash items, U.S. government securities, securities of other regulated investment companies and, securities of other issuers in which the fund has not invested more than 5% of the value of the fund's assets (or 10% of the value of the outstanding voting securities of any one issuer). Also, no more than 25% of the fund's assets may be invested in the securities of any one issuer or two or more issuers which the fund controls and which are engaged in the same or similar trades or businesses (excepting U.S. government securities and securities of other regulated investment companies) or the securities of one or more qualified publicly traded partnerships. This is a simplified description of the relevant laws.



If the fund fails to qualify as a regulated investment company under Subchapter M, the fund would be taxed as a corporation on the entire amount of its taxable income without a dividends paid deduction. Also, "all of" a shareholder's distributions would become ordinary dividends (or could be treated as a return of capital, if there weren't sufficient earnings and profits).



Under federal tax law, by the end of a calendar year a fund must declare and pay dividends representing 98% of ordinary income for that calendar year and 98% of net capital gains (both long-term and short-term) for the 12-month period ending Oct. 31 of that calendar year. The fund is subject to an excise tax equal to 4% of the excess, if any, of the amount required to be distributed over the amount actually distributed. The Fund intends to comply with federal tax law and avoid any excise tax. For purposes of the excise tax distributions, section 988 ordinary gains and losses are distributable based on an Oct. 31 year end. This is an exception to the general rule that ordinary income is paid based on a calendar year end.



The fund intends to distribute sufficient dividends within each calendar year, as well as on a fiscal year basis, to avoid income and excise taxes.



A fund may use equalization payments to satisfy its requirement to make distributions of net investment income and capital gain net income. Equalization payments occur when a fund allocates a portion of its net investment income and realized capital gain net income to redemptions of fund shares. These payments reduce the amount of taxable distributions paid to shareholders. The IRS has not issued any guidance concerning the methods used to allocate investment income and capital gain to redemptions of shares. If the IRS determines that a fund is using an improper method of allocation for these purposes, the fund may be liable for additional federal income tax.



This is a brief summary that relates to federal income taxation only. Shareholders should consult their tax advisor as to the application of federal, state, and local income tax laws to fund distributions.



DISTRIBUTIONS



DIVIDENDS


Net investment income dividends received should be treated as dividend income for federal income tax purposes. Corporate shareholders are generally entitled to a deduction equal to 70% of that portion of a fund's dividend that is attributable to dividends the fund received from domestic (U.S.) securities. If there is debt-financed portfolio stock, that is, bank financing is used to purchase long securities, the 70% dividends received deduction would be reduced by the average amount of portfolio indebtedness divided by the average adjusted basis in the stock. This does not impact the qualified dividend income available to individual shareholders.



Only certain qualified dividend income (QDI) will be subject to the 15% and 0% (for lower-bracket taxpayers) tax rates for 2008-2010. QDI is dividends earned from domestic corporations and qualified foreign corporations. Qualified foreign corporations are corporations incorporated in a U.S. possession, corporations whose stock is readily tradable on an established U.S. securities market (ADRs), and certain other corporations eligible for relief under an income tax treaty with the U.S. that includes an exchange of information agreement. PFICs are excluded from this treatment. Holding periods for shares must also be met to be eligible for QDI treatment (more than 60 days for common stock and more than 90 days for certain preferred's dividends).




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 34

CAPITAL GAINS DISTRIBUTIONS


Capital gain distributions, if any, received by shareholders should be treated as long-term capital gains regardless of how long shareholders owned their shares. Short-term capital gains earned by a fund are paid to shareholders as part of their ordinary income dividend and are taxable as ordinary income.



RETURN OF CAPITAL


If a fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to its shareholders. A return of capital will generally not be taxable, however, any amounts received in excess of a shareholder's tax basis are treated as capital gain. Forms 1099 will be sent to shareholders to report any return of capital.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 35

SERVICE PROVIDERS

INVESTMENT MANAGEMENT SERVICES

RiverSource Investments is the investment manager for the fund. Under the Investment Management Services Agreement, the investment manager, subject to the policies set by the Board, provides investment management services. The fund does not pay the investment manager a fee for services, but it does pay taxes, brokerage commissions and nonadvisory expenses.

MANAGER OF MANAGERS EXEMPTION. The RiverSource funds have received an order from the SEC that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the fund to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

ADMINISTRATIVE SERVICES

The fund has an Administrative Services Agreement with Ameriprise Financial for providing administration and accounting services. The fund does not pay a fee for these services.

Third parties with which Ameriprise Financial contracts to provide services for the fund or its shareholders may pay a fee to Ameriprise Financial to help defray the cost of providing administrative and accounting services. The amount of any such fee is negotiated separately with each service provider and does not constitute compensation for investment advisory, distribution, or other services. Payment of any such fee neither increases nor reduces fees or expenses paid by shareholders of the fund.

TRANSFER AGENCY SERVICES

The fund has a Transfer Agency Agreement with RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, MN 55474. This agreement governs RiverSource Service Corporation's responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the fund's shares. The fund does not pay a fee for these services.

DISTRIBUTION SERVICES


RiverSource Distributors, Inc. (the "distributor"), 50611 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc. serves as the fund's principal underwriter. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as principle underwriter and distributor to the fund. Shares of the fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the 1933
Act). Investments in the fund may be made only by investment companies, common or commingled trust funds or similar organizations or persons that are accredited investors within the meaning of the 1933 Act. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. The fund's shares are offered on a continuous basis.


CUSTODIAN SERVICES

The fund's securities and cash are held by Ameriprise Trust Company, 200 Ameriprise Financial Center, Minneapolis, MN 55474, through a custodian agreement. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the fund pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.


The custodian has entered into a sub-custodian agreement with The Bank of New York, 90 Washington Street, New York, NY 10286. As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of The Bank of New York or in other financial institutions as permitted by law and by the fund's sub-custodian agreement.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 36

ORGANIZATIONAL INFORMATION

The fund is an open-end management investment company. The fund's headquarters are at 901 S. Marquette Ave., Suite 2810, Minneapolis, MN 55402-3268.

SHARES

The shares of a fund represent an interest in that fund's assets only (and profits or losses), and, in the event of liquidation, each share of a fund would have the same rights to dividends and assets as every other share of that fund.

VOTING RIGHTS

As a shareholder in a fund, you have voting rights over the fund's management and fundamental policies. You are entitled to vote based on your total dollar interest in the fund. Each class, if applicable, has exclusive voting rights with respect to matters for which separate class voting is appropriate under applicable law. All shares have cumulative voting rights with respect to the election of Board members. This means that you have as many votes as the dollar amount you own, including the fractional amount, multiplied by the number of members to be elected.

DIVIDEND RIGHTS

Dividends paid by a fund, if any, with respect to each applicable class of shares will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except for differences resulting from differences in fee structures.


                TABLE 2. FUND HISTORY TABLE FOR RIVERSOURCE FUNDS



                                                                                                 FISCAL
                                       DATE OF        DATE BEGAN      FORM OF       STATE OF      YEAR
FUND*                               ORGANIZATION      OPERATIONS   ORGANIZATION   ORGANIZATION     END    DIVERSIFIED**
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE BOND SERIES,         4/29/81, 6/13/86(1)                Corporation       NV/MN       7/31
  INC.(2)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Floating Rate                               2/16/06                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Income                                      6/19/03                                                Yes
  Opportunities Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Inflation                                   3/4/04                                                  No
  Protected Securities Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Limited Duration                            6/19/03                                                Yes
  Bond Fund
-----------------------------------------------------------------------------------------------------------------------
CALIFORNIA TAX-EXEMPT TRUST            4/7/86                     Business Trust       MA       8/31(10)
-----------------------------------------------------------------------------------------------------------------------
RiverSource California Tax-                             8/18/86                                                 No
  Exempt Fund
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE DIMENSIONS SERIES,   2/20/68, 6/13/86(1)                Corporation       NV/MN       7/31
  INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined Small                           5/18/06                                                Yes
  and Mid Cap Equity Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined Small                           2/16/06                                                Yes
  Cap Value Fund
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE DIVERSIFIED INCOME   6/27/74, 6/31/86(1)                Corporation       NV/MN       8/31
  SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Diversified Bond                            10/3/74                                                Yes
  Fund(3)
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE EQUITY SERIES,       3/18/57, 6/13/86(1)                Corporation       NV/MN       11/30
  INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Mid Cap Growth                              6/4/57                                                 Yes
  Fund(4)
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE GLOBAL SERIES,            10/28/88                      Corporation        MN         10/31
  INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Absolute Return                             6/15/06                                                 No
  Currency and Income Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Emerging Markets                            2/16/06                                                 No
  Bond Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Global Bond Fund                            3/20/89                                                 No
-----------------------------------------------------------------------------------------------------------------------
RiverSource Global Technology                          11/13/96                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------
Threadneedle Emerging Markets                          11/13/96                                                Yes
  Fund(4),(5),(11)
-----------------------------------------------------------------------------------------------------------------------
Threadneedle Global Equity                              5/29/90                                                Yes
  Fund(5),(6),(11)

-----------------------------------------------------------------------------------------------------------------------




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 37

                                                                                                 FISCAL
                                       DATE OF        DATE BEGAN      FORM OF       STATE OF      YEAR
FUND*                               ORGANIZATION      OPERATIONS   ORGANIZATION   ORGANIZATION     END    DIVERSIFIED**
-----------------------------------------------------------------------------------------------------------------------
Threadneedle Global Equity                              8/1/08                                                 Yes
  Income Fund
-----------------------------------------------------------------------------------------------------------------------
Threadneedle Global Extended                            8/1/08                                                 Yes
  Alpha Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE GOVERNMENT INCOME          3/12/85                      Corporation        MN         5/31
  SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Short Duration                              8/19/85                                                Yes
  U.S. Government Fund(3)
-----------------------------------------------------------------------------------------------------------------------
RiverSource U.S. Government                             2/14/02                                                Yes
  Mortgage Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE HIGH YIELD INCOME          8/17/83                      Corporation        MN         5/31
  SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource High Yield Bond                             12/8/83                                                Yes
  Fund(3)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE INCOME SERIES,       2/10/45; 6/13/86(1)                Corporation       NV/MN       1/31
  INC.(7)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Income Builder                              2/16/06                                                 No
  Basic Income Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Income Builder                              2/16/06                                                 No
  Enhanced Income Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Income Builder                              2/16/06                                                 No
  Moderate Income Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE INTERNATIONAL              5/9/01                       Corporation        MN         10/31
  MANAGERS SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Partners                                    9/28/01                                                Yes
  International Select Growth
  Fund(11)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Partners                                    9/28/01                                                Yes
  International Select Value
  Fund(11)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Partners                                    10/3/02                                                Yes
  International Small Cap
  Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE INTERNATIONAL              7/18/84                      Corporation        MN         10/31
  SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined                                 5/18/06                                                Yes
  International Equity Fund
-----------------------------------------------------------------------------------------------------------------------
Threadneedle European Equity                            6/26/00                                                Yes
  Fund(5),(11)
-----------------------------------------------------------------------------------------------------------------------
Threadneedle International                             11/15/84                                                Yes
  Opportunity Fund(4),(5),(11)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE INVESTMENT SERIES,   1/18/40; 6/13/86(1)                Corporation       NV/MN       9/30
  INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Balanced Fund(4)                            4/16/40                                                Yes
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined Large                           5/17/07                                                Yes
  Cap Growth Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined Large                           8/1/08                                                 Yes
  Cap Value Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Diversified                                10/15/90                                                Yes
  Equity Income Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Mid Cap Value                               2/14/02                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE LARGE CAP SERIES,    5/21/70, 6/13/86(1)                Corporation       NV/MN       7/31
  INC.(2)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Disciplined                                 4/24/03                                                Yes
  Equity Fund(4)
-----------------------------------------------------------------------------------------------------------------------
RiverSource Growth Fund                                 3/1/72                                                 Yes
-----------------------------------------------------------------------------------------------------------------------
RiverSource Large Cap Equity                            3/28/02                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Large Cap Value                             6/27/02                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE MANAGERS SERIES,           3/20/01                      Corporation        MN         5/31
  INC.(2)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners                                    4/24/03                                                Yes
  Aggressive Growth Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners                                    6/18/01                                                Yes
  Fundamental Value Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Select                             3/8/02                                                 Yes
  Value Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Small                              3/8/02                                                 Yes
  Cap Equity Fund(4),(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Small                              6/18/01                                                Yes
  Cap Value Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE MARKET ADVANTAGE           8/25/89                      Corporation        MN         1/31
  SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------
RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Conservative Fund
-----------------------------------------------------------------------------------------------------------------------
RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Moderate Conservative Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Moderate Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Moderate Aggressive Fund

-----------------------------------------------------------------------------------------------------------------------




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 38

                                                                                                 FISCAL
                                       DATE OF        DATE BEGAN      FORM OF       STATE OF      YEAR
FUND*                               ORGANIZATION      OPERATIONS   ORGANIZATION   ORGANIZATION     END    DIVERSIFIED**
-----------------------------------------------------------------------------------------------------------------------
RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Aggressive Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Portfolio Builder                           3/4/04                                                 Yes
  Total Equity Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource S&P 500 Index                              10/25/99                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Small Company                               8/19/96                                                Yes
  Index Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE MONEY MARKET         8/22/75; 6/13/86(1)                Corporation       NV/MN       7/31
  SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------

RiverSource Cash Management                             10/6/75                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE SECTOR SERIES,             3/25/88                      Corporation        MN         6/30
  INC.
-----------------------------------------------------------------------------------------------------------------------

RiverSource Dividend                                    8/1/88                                                 Yes
  Opportunity Fund(8)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Real Estate Fund                            3/4/04                                                 Yes
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE SELECTED SERIES,           10/5/84                      Corporation        MN         3/31
  INC.
-----------------------------------------------------------------------------------------------------------------------

RiverSource Precious Metals                             4/22/85                                                 No
  and Mining Fund(9)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE SERIES TRUST(14)           1/27/06                    Business Trust       MA         4/30
-----------------------------------------------------------------------------------------------------------------------

RiverSource 120/20 Contrarian                          10/18/07                                                Yes
  Equity Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource 130/30 U.S.                                10/18/07                                                Yes
  Equity Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2010 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2015 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2020 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2025 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2030 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2035 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2040 Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Retirement Plus                             5/18/06                                                 No
  2045 Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE SHORT TERM           4/23/68, 6/13/86(1)                Corporation       NV/MN       7/31
  INVESTMENTS SERIES, INC.(15)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Short-Term Cash                             9/26/06                                                Yes
  Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE SPECIAL TAX-EXEMPT         4/7/86                     Business Trust       MA       8/31(10)
  SERIES TRUST
-----------------------------------------------------------------------------------------------------------------------

RiverSource Minnesota Tax-                              8/18/86                                                 No
  Exempt Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource New York Tax-                               8/18/86                                                 No
  Exempt Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE STRATEGIC                  10/9/84                      Corporation        MN         9/30
  ALLOCATION SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Strategic                                   1/23/85                                                Yes
  Allocation Fund(4)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Strategic Income                            5/17/07                                                Yes
  Allocation Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE STRATEGY SERIES,           1/24/84                      Corporation        MN         3/31
  INC.
-----------------------------------------------------------------------------------------------------------------------

RiverSource Equity Value Fund                           5/14/84                                                Yes
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Small                              1/24/01                                                Yes
  Cap Growth Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Small Cap                                   5/4/99                                                 Yes
  Advantage Fund
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE TAX-EXEMPT INCOME   12/21/78; 6/13/86(1)                Corporation       NV/MN       11/30
  SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Tax-Exempt High                             5/7/79                                                 Yes
  Income Fund(4)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE TAX-EXEMPT MONEY     2/29/80, 6/13/86(1)                Corporation       NV/MN       12/31
  MARKET SERIES, INC.(2)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Tax-Exempt Money                            8/5/80                                                 Yes
  Market Fund(4)
-----------------------------------------------------------------------------------------------------------------------

RIVERSOURCE TAX-EXEMPT SERIES,   9/30/76, 6/13/86(1)                Corporation       NV/MN       11/30
  INC.
-----------------------------------------------------------------------------------------------------------------------

RiverSource Intermediate Tax-                          11/13/96                                                Yes
  Exempt Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Tax-Exempt Bond                            11/24/76                                                Yes
  Fund

-----------------------------------------------------------------------------------------------------------------------




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 39

                                                                                                 FISCAL
                                       DATE OF        DATE BEGAN      FORM OF       STATE OF      YEAR
FUND*                               ORGANIZATION      OPERATIONS   ORGANIZATION   ORGANIZATION     END    DIVERSIFIED**
-----------------------------------------------------------------------------------------------------------------------
RIVERSOURCE VARIABLE SERIES             9/07                      Business Trust       MA         12/31
  TRUST(12)
-----------------------------------------------------------------------------------------------------------------------

Disciplined Asset Allocation                            5/1/08                                                 Yes
  Portfolios - Aggressive
-----------------------------------------------------------------------------------------------------------------------

Disciplined Asset Allocation                            5/1/08                                                 Yes
  Portfolios - Conservative
-----------------------------------------------------------------------------------------------------------------------

Disciplined Asset Allocation                            5/1/08                                                 Yes
  Portfolios - Moderate
-----------------------------------------------------------------------------------------------------------------------

Disciplined Asset Allocation                            5/1/08                                                 Yes
  Portfolios - Moderately
  Aggressive
-----------------------------------------------------------------------------------------------------------------------

Disciplined Asset Allocation                            5/1/08                                                 Yes
  Portfolios - Moderately
  Conservative
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Variable                           5/1/06                                                 Yes
  Portfolio - Fundamental
  Value Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Variable                           2/4/04                                                 Yes
  Portfolio - Select Value
  Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Partners Variable                           8/14/01                                                Yes
  Portfolio - Small Cap Value
  Fund(11)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    4/30/86                                                Yes
  Portfolio - Balanced Fund(4)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                   10/31/81                                                Yes
  Portfolio - Cash Management
  Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/10/04                                                Yes
  Portfolio - Core Equity Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                   10/13/81                                                Yes
  Portfolio - Diversified Bond
  Fund(3)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/15/99                                                Yes
  Portfolio - Diversified
  Equity Income Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    5/1/96                                                  No
  Portfolio - Global Bond Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/13/04                                                 No
  Portfolio - Global Inflation
  Protected Securities
  Fund(13)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/15/99                                                Yes
  Portfolio - Growth Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    5/1/96                                                 Yes
  Portfolio - High Yield Bond
  Fund(3)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    6/1/04                                                 Yes
  Portfolio - Income
  Opportunities Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                   10/13/81                                                Yes
  Portfolio - Large Cap Equity
  Fund(5)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    02/4/04                                                Yes
  Portfolio - Large Cap Value
  Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    5/1/01                                                 Yes
  Portfolio - Mid Cap Growth
  Fund(4)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    5/2/05                                                 Yes
  Portfolio - Mid Cap Value
  Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    5/1/00                                                 Yes
  Portfolio - S&P 500 Index
  Fund
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/15/99                                                Yes
  Portfolio - Short Duration
  U.S. Government Fund(3)
-----------------------------------------------------------------------------------------------------------------------

RiverSource Variable                                    9/15/99                                                Yes
  Portfolio - Small Cap
  Advantage Fund
-----------------------------------------------------------------------------------------------------------------------

Threadneedle Variable                                   5/1/00                                                 Yes
  Portfolio - Emerging Markets
  Fund(4),(5),(11)
-----------------------------------------------------------------------------------------------------------------------

Threadneedle Variable                                   1/13/92                                                Yes
  Portfolio - International
  Opportunity Fund(4),(5),(11)
-----------------------------------------------------------------------------------------------------------------------






    * Effective Oct. 1, 2005 American Express Funds changed its name to RiverSource funds and the names Threadneedle and Partners were removed from fund names.



   ** If a Non-diversified fund is managed as if it were a diversified fund for a period of three years, its status under the 1940 Act will convert automatically from Non-diversified to diversified. A diversified fund may convert to Non-diversified status only with shareholder approval.



  (1) Date merged into a Minnesota corporation incorporated on April 7, 1986.



  (2) Effective April 21, 2006, AXP Discovery Series, Inc. changed its name to RiverSource Bond Series, Inc.; AXP Fixed Income Series, Inc. changed its name to RiverSource Diversified Income Series, Inc.; AXP Growth Series, Inc. changed its name to RiverSource Large Cap Series, Inc.; AXP High Yield Tax-Exempt Series, Inc. changed its name to RiverSource Tax-Exempt Income Series, Inc.; AXP Managed Series, Inc. changed its name to RiverSource Strategic Allocation Series, Inc.; AXP Partners International Series, Inc. changed its name to RiverSource International Managers Series, Inc.; AXP Partners Series, Inc. changed its name to RiverSource Managers Series, Inc.; AXP Tax-Free Money Series, Inc. changed its name to RiverSource Tax-Exempt Money Market Series, Inc.; and for all other corporations and business trusts, AXP was replaced with RiverSource in the registrant name.



  (3) Effective June 27, 2003, Bond Fund changed its name to Diversified Bond Fund, Federal Income Fund changed its name to Short Duration U.S. Government Fund and Extra Income Fund changed its name to High Yield Bond Fund, Variable Portfolio - Bond Fund changed its name to Variable Portfolio - Diversified Bond Fund, Variable Portfolio - Extra Income Fund changed its name to Variable Portfolio - High



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 40

      Yield Bond Fund and Variable Portfolio - Federal Income Fund changed its name to Variable Portfolio - Short Duration U.S. Government Fund.



  (4) Effective Oct. 1, 2005, Equity Select Fund changed its name to Mid Cap Growth Fund, High Yield Tax-Exempt Fund changed its name to Tax-Exempt High Income Fund, Managed Allocation Fund changed its name to Strategic Allocation Fund, Mutual changed its name to Balanced Fund, Partners Growth Fund changed its name to Fundamental Growth Fund, Partners International Core Fund changed its name to International Equity Fund, Partners Small Cap Core Fund changed its name to Small Cap Equity Fund, Quantitative Large Cap Equity Fund changed its name to Disciplined Equity Fund, Tax-Free Money Fund changed its name to Tax-Exempt Money Market Fund, and Threadneedle International Fund changed its name to International Opportunity Fund. Variable Portfolio - Equity Select Fund changed its name to Variable Portfolio - Mid Cap Growth Fund, Variable
      Portfolio - Threadneedle Emerging Markets Fund changed its name to Variable Portfolio - Emerging Markets Fund, Variable
      Portfolio - Threadneedle International Fund changed its name to Variable Portfolio - International Opportunity Fund, and Variable
      Portfolio - Managed Fund changed its name to Variable Portfolio - Balanced Fund.



  (5) Effective July 9, 2004, Emerging Markets Fund changed its name to Threadneedle Emerging Markets Fund, European Equity Fund changed its name to Threadneedle European Equity Fund, Global Equity Fund changed its name to Threadneedle Global Equity Fund, and International Fund changed its name to Threadneedle International Fund, Variable Portfolio - Capital Resource Fund changed its name to Variable Portfolio - Large Cap Equity Fund, Variable Portfolio - Emerging Markets Fund changed its name to Variable Portfolio - Threadneedle Emerging Markets Fund and Variable Portfolio - International Fund changed its name to Variable
      Portfolio - Threadneedle International Fund.



  (6) Effective Oct. 20, 2003, Global Growth Fund changed its name to Global Equity Fund.



  (7) Effective Jan. 31, 2008, the fiscal year end was changed from May 31 to Jan. 31.



  (8) Effective Feb. 18, 2004, Utilities Fund changed its name to Dividend Opportunity Fund.



  (9) Effective Nov. 1, 2006, Precious Metals Fund changed its name to Precious Metals and Mining Fund.



 (10) Effective April 13, 2006, the fiscal year end was changed from June 30 to Aug. 31.



 (11) Effective March 31, 2008, RiverSource Emerging Markets Fund changed its name to Threadneedle Emerging Markets Fund; RiverSource Global Equity Fund changed its name to Threadneedle Global Equity Fund; RiverSource European Equity Fund changed its name to Threadneedle European Equity Fund; RiverSource International Opportunity Fund changed its name to Threadneedle International Opportunity Fund; RiverSource International Aggressive Growth Fund changed its name to RiverSource Partners International Select Growth Fund; RiverSource International Select Value Fund changed its name to RiverSource Partners International Select Value Fund; RiverSource International Small Cap Fund changed its name to RiverSource Partners International Small Cap Fund; RiverSource Aggressive Growth Fund changed its name to RiverSource Partners Aggressive Growth Fund; RiverSource Fundamental Value Fund changed its name to RiverSource Partners Fundamental Value Fund; RiverSource Select Value Fund changed its name to RiverSource Partners Select Value Fund; RiverSource Small Cap Equity Fund changed its name to RiverSource Partners Small Cap Equity Fund; RiverSource Small Cap Value Fund changed its name to RiverSource Partners Small Cap Value Fund; RiverSource Small Cap Growth Fund changed its name to RiverSource Partners Small Cap Growth Fund; RiverSource Variable Portfolio - Fundamental Value Fund changed its name to RiverSource Partners Variable Portfolio - Fundamental Value Fund; RiverSource Variable Portfolio - Select Value Fund changed its name to RiverSource Partners Variable Portfolio - Select Value Fund; and RiverSource Variable Portfolio - Small Cap Value Fund changed its name to RiverSource Partners Variable Portfolio - Small Cap Value Fund.



 (12) Prior to January 2008, the assets of the funds in RiverSource Variable Series Trust were held by funds organized under six separate Minnesota Corporations.



 (13) Effective June 8, 2005, Variable Portfolio - Inflation Protected Securities Fund changed its name to Variable Portfolio - Global Inflation Protected Securities Fund.



 (14) Prior to September 11, 2007, RiverSource Series Trust was known as RiverSource Retirement Series Trust.



 (15) Prior to April 21, 2006, RiverSource Short Term Investments Series, Inc. was known as AXP Stock Series, Inc.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 41

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees a fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.


The following is a list of each fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.


                             TABLE 3. BOARD MEMBERS

INDEPENDENT BOARD MEMBERS



                                     POSITION
                                       HELD
                                    WITH FUNDS
                                        AND
                                     LENGTH OF       PRINCIPAL OCCUPATION              OTHER               COMMITTEE
        NAME, ADDRESS, AGE            SERVICE       DURING PAST FIVE YEARS         DIRECTORSHIPS          MEMBERSHIPS
-------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz                     Board member  Chief Justice, Minnesota      None                  Board Governance,
901 S. Marquette Ave.              since 2006    Supreme Court, 1998-2006;                           Compliance,
Minneapolis, MN 55402                            Attorney                                            Investment Review,
Age 54                                                                                               Joint Audit
-------------------------------------------------------------------------------------------------------------------------
Arne H. Carlson                    Board member  Chair, RiverSource Funds,     None                  Board Governance,
901 S. Marquette Ave.              since 1999    1999-2006; former Governor                          Compliance,
Minneapolis, MN 55402                            of Minnesota                                        Contracts,
Age 73                                                                                               Executive,
                                                                                                     Investment Review
-------------------------------------------------------------------------------------------------------------------------
Pamela G. Carlton                  Board member  President, Springboard-       None                  Distribution
901 S. Marquette Ave.              since 2007    Partners in Cross Cultural                          Investment Review,
Minneapolis, MN 55402                            Leadership (consulting                              Joint Audit
Age 53                                           company)
-------------------------------------------------------------------------------------------------------------------------
Patricia M. Flynn                  Board member  Trustee Professor of          None                  Board Governance,
901 S. Marquette Ave.              since 2004    Economics and Management,                           Contracts,
Minneapolis, MN 55402                            Bentley College; former                             Investment Review
Age 57                                           Dean, McCallum Graduate
                                                 School of Business, Bentley
                                                 College
-------------------------------------------------------------------------------------------------------------------------
Anne P. Jones                      Board member  Attorney and Consultant       None                  Board Governance,
901 S. Marquette Ave.              since 1985                                                        Compliance
Minneapolis, MN 55402                                                                                Executive,
Age 73                                                                                               Investment Review,
                                                                                                     Joint Audit
-------------------------------------------------------------------------------------------------------------------------
Jeffrey Laikind                    Board member  Former Managing Director,     American Progressive  Distribution
901 S. Marquette Ave.              since 2005    Shikiar Asset Management      Insurance             Investment Review,
Minneapolis, MN 55402                                                                                Joint Audit
Age 72
-------------------------------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.              Chair of the  President Emeritus and        Valmont Industries,   Board Governance,
901 S. Marquette Ave.              Board since   Professor of Economics,       Inc.  (manufactures   Compliance,
Minneapolis, MN 55402              2007, Board   Carleton College              irrigation systems)   Contracts,
Age 69                             member                                                            Executive,
                                   since 2002                                                        Investment Review
-------------------------------------------------------------------------------------------------------------------------
Catherine James Paglia             Board member  Director, Enterprise Asset    None                  Compliance,
901 S. Marquette Ave.              since 2004    Management, Inc. (private                           Contracts,
Minneapolis, MN 55402                            real estate and asset                               Distribution,
Age 55                                           management company)                                 Executive,
                                                                                                     Investment Review
-------------------------------------------------------------------------------------------------------------------------




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 42

                                     POSITION
                                       HELD
                                    WITH FUNDS
                                        AND
                                     LENGTH OF       PRINCIPAL OCCUPATION              OTHER               COMMITTEE
        NAME, ADDRESS, AGE            SERVICE       DURING PAST FIVE YEARS         DIRECTORSHIPS          MEMBERSHIPS
-------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby               Board member  Chief Executive Officer and   Idera                 Contracts,
901 S. Marquette Ave.              since 2002    Director, RiboNovix, Inc.     Pharmaceuticals,      Distribution,
Minneapolis, MN 55402                            since 2003 (biotechnology);   Inc.                  Executive,
Age 64                                           former President, Forester    (biotechnology);      Investment Review
                                                 Biotech                       Healthways, Inc.
                                                                               (health management
                                                                               programs)
=========================================================================================================================




BOARD MEMBERS AFFILIATED WITH RIVERSOURCE INVESTMENTS*



                                     POSITION
                                       HELD
                                    WITH FUNDS
                                        AND
                                     LENGTH OF      PRINCIPAL OCCUPATION             OTHER               COMMITTEE
        NAME, ADDRESS, AGE            SERVICE      DURING PAST FIVE YEARS        DIRECTORSHIPS          MEMBERSHIPS
-----------------------------------------------------------------------------------------------------------------------
William F. Truscott                Board member  President - U.S. Asset                            Investment Review
53600 Ameriprise Financial Center  since 2001,   Management and Chief
Minneapolis, MN 55474              Vice          Investment Officer,
Age 47                             President     Ameriprise Financial, Inc.
                                   since 2002    and President, Chairman of
                                                 the Board and Chief
                                                 Investment Officer,
                                                 RiverSource Investments,
                                                 LLC since 2005; Director,
                                                 President and Chief
                                                 Executive Officer,
                                                 Ameriprise Certificate
                                                 Company and Chairman of
                                                 the Board, Chief Executive
                                                 Officer and President,
                                                 RiverSource Distributions,
                                                 Inc. since 2006; Senior
                                                 Vice President - Chief
                                                 Investment Officer,
                                                 Ameriprise Financial, Inc.
                                                 and Chairman of the Board
                                                 and Chief Investment
                                                 Officer, RiverSource
                                                 Investments, LLC, 2001-
                                                 2005
=======================================================================================================================







    * Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.




The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the fund's other officers are:


                             TABLE 4. FUND OFFICERS


                          POSITION HELD
                           WITH FUNDS
                           AND LENGTH
  NAME, ADDRESS, AGE       OF SERVICE      PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
---------------------------------------------------------------------------------------

 Patrick T. Bannigan    President since   Director and Senior Vice President - Asset
 172 Ameriprise         2006              Management, Products and Marketing,
 Financial Center                         RiverSource Investments, LLC and Director and
 Minneapolis, MN                          Vice President - Asset Management, Products
 55474                                    and Marketing, RiverSource Distributions,
 Age 42                                   Inc. since 2006; Managing Director and Global
                                          Head of Product, Morgan Stanley Investment
                                          Management, 2004-2006; President, Touchstone
                                          Investments, 2002-2004
---------------------------------------------------------------------------------------
 Michelle M. Keeley     Vice President    Executive Vice President - Equity and Fixed
 172 Ameriprise         since 2004        Income, Ameriprise Financial, Inc. and
 Financial Center                         RiverSource Investments, LLC since 2006; Vice
 Minneapolis, MN                          President - Investments, Ameriprise
 55474                                    Certificate Company since 2003; Senior Vice
 Age 44                                   President - Fixed Income, Ameriprise
                                          Financial, Inc., 2002-2006 and RiverSource
                                          Investments, LLC, 2004-2006
---------------------------------------------------------------------------------------




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 43

                          POSITION HELD
                           WITH FUNDS
                           AND LENGTH
  NAME, ADDRESS, AGE       OF SERVICE      PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
---------------------------------------------------------------------------------------

 Amy K. Johnson         Vice President    Vice President - Asset Management and Trust
 5228 Ameriprise        since 2006        Company Services, RiverSource Investments,
 Financial Center                         LLC since 2006; Vice President - Operations
 Minneapolis, MN                          and Compliance, RiverSource Investments, LLC,
 55474                                    2004-2006; Director of Product
 Age 42                                   Development - Mutual Funds, Ameriprise
                                          Financial, Inc., 2001-2004
---------------------------------------------------------------------------------------
 Jeffrey P. Fox         Treasurer since   Vice President - Investment Accounting,
 105 Ameriprise         2002              Ameriprise Financial, Inc. since 2002; Chief
 Financial Center                         Financial Officer, RiverSource Distributors,
 Minneapolis, MN                          Inc. since 2006
 55474
 Age 53
---------------------------------------------------------------------------------------
 Scott R. Plummer       Vice President,   Vice President and Chief Counsel - Asset
 5228 Ameriprise        General Counsel   Management, Ameriprise Financial, Inc. since
 Financial Center       and Secretary     2005; Chief Counsel, RiverSource
 Minneapolis, MN        since 2006        Distributors, Inc. since 2006; Vice
 55474                                    President, General Counsel and Secretary,
 Age 49                                   Ameriprise Certificate Company since 2005;
                                          Vice President - Asset Management Compliance,
                                          Ameriprise Financial, Inc., 2004-2005; Senior
                                          Vice President and Chief Compliance Officer,
                                          USBancorp Asset Management, 2002-2004
---------------------------------------------------------------------------------------
 Jennifer D. Lammers    Chief Compliance  U.S. Asset Management Chief Compliance
 172 Ameriprise         Officer since     Officer, RiverSource Investments, LLC since
 Financial Center       2006              2006; Director - Mutual Funds, Voyageur Asset
 Minneapolis, MN                          Management, 2003-2006; Director of Finance,
 55474                                    Voyageur Asset Management, 2000-2003
 Age 47
---------------------------------------------------------------------------------------
 Neysa M. Alecu         Money Laundering  Compliance Director and Anti-Money Laundering
 2934 Ameriprise        Prevention        Officer, Ameriprise Financial, Inc. since
 Financial Center       Officer since     2004; Manager Anti-Money Laundering,
 Minneapolis, MN        2004              Ameriprise Financial, Inc., 2003-2004;
 55474                                    Compliance Director and Bank Secrecy Act
 Age 44                                   Officer, American Express Centurion Bank,
                                          2000-2003
---------------------------------------------------------------------------------------




RESPONSIBILITIES OF BOARD WITH RESPECT TO FUND MANAGEMENT
The Board initially approves an Investment Management Services Agreement and other contracts with the investment manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

SEVERAL COMMITTEES FACILITATE ITS WORK

BOARD GOVERNANCE COMMITTEE -- Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. To be considered, recommendations must include a curriculum vitae and be mailed to the Chairman of the Board, RiverSource Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Board Chair in relation to furthering the interests of the Funds and their shareholders on external matters. The committee held 6 meetings during the fiscal period.



COMPLIANCE COMMITTEE -- Supports the Funds' maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Funds or their key service providers; developing and implementing, in coordination with the Funds' Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Boards; and providing a designated forum for the Funds' CCO to meet with independent Board members on a regular basis to discuss compliance matters. The committee held 5 meetings during the fiscal period.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 44

CONTRACTS COMMITTEE -- Reviews and oversees the contractual relationships with service providers. Receives and analyzes reports covering the level and quality of services provided under contracts with the fund and advises the Board regarding actions taken on these contracts during the annual review process. The committee held 6 meetings during the fiscal period.



DISTRIBUTION COMMITTEE -- Reviews and supports product development, marketing, sales activity and practices related to the funds and will report to the Board as appropriate. The committee held 1 meeting during the fiscal period.



EXECUTIVE COMMITTEE -- Acts for the Board between meetings of the Board. The committee held 1 meeting during the fiscal period.



INVESTMENT REVIEW COMMITTEE -- Reviews and oversees the management of the Funds' assets. Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. The committee held 5 meetings during the fiscal period.



JOINT AUDIT COMMITTEE -- Oversees the accounting and financial reporting processes of the Funds and internal controls over financial reporting. Oversees the quality and integrity of the Funds' financial statements and independent audits as well as the Funds' compliance with legal and regulatory requirements relating to the Funds' accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Funds' independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor. The committee held 5 meetings during the fiscal period.


BOARD MEMBER HOLDINGS


ALL FUNDS. This table shows the aggregate dollar range of equity securities beneficially owned on Dec. 31, 2007 of all funds overseen by the Board member. None of the Board members hold shares of RiverSource Short-Term Cash Fund.



                   TABLE 5. BOARD MEMBER HOLDINGS -- ALL FUNDS



Based on net asset values as of Dec. 31, 2007




                                                AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OF
                                                                      ALL
BOARD MEMBER                                            FUNDS OVERSEEN BY BOARD MEMBER
----------------------------------------------------------------------------------------------
Kathleen Blatz                                                   Over $100,000
----------------------------------------------------------------------------------------------
Arne H. Carlson                                                  Over $100,000
----------------------------------------------------------------------------------------------
Pamela G. Carlton                                                    None
----------------------------------------------------------------------------------------------
Patricia M. Flynn                                               Over $100,000*
----------------------------------------------------------------------------------------------
Anne P. Jones                                                    Over $100,000
----------------------------------------------------------------------------------------------
Jeffrey Laikind                                                      None
----------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.                                           Over $100,000*
----------------------------------------------------------------------------------------------
Catherine James Paglia                                          Over $100,000*
----------------------------------------------------------------------------------------------
Alison Taunton-Rigby                                             Over $100,000
----------------------------------------------------------------------------------------------
William F. Truscott                                              Over $100,000
==============================================================================================






    * Includes deferred compensation invested in share equivalents.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 45

This table shows the aggregate dollar range of equity securities beneficially owned of all RiverSource funds overseen by the Board member as of June 30, 2008.



          TABLE 6. BOARD MEMBER HOLDINGS -- AT MOST RECENT QUARTER END



Based on net asset values as of June 30, 2008:



                                                AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OF
                                                                      ALL
BOARD MEMBER                                            FUNDS OVERSEEN BY BOARD MEMBER
------------                                    ----------------------------------------------
----------------------------------------------------------------------------------------------
Kathleen Blatz                                                   Over $100,000
----------------------------------------------------------------------------------------------
Arne Carlson                                                     Over $100,000
----------------------------------------------------------------------------------------------
Pamela G. Carlton                                                    None
----------------------------------------------------------------------------------------------
Patricia M. Flynn                                               Over $100,000*
----------------------------------------------------------------------------------------------
Anne P. Jones                                                    Over $100,000
----------------------------------------------------------------------------------------------
Jeffery Laikind                                                  Over $100,000
----------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.                                           Over $100,000*
----------------------------------------------------------------------------------------------
Catherine James Paglia                                          Over $100,000*
----------------------------------------------------------------------------------------------
Alison Taunton-Rigby                                             Over $100,000
----------------------------------------------------------------------------------------------
William F. Truscott                                              Over $100,000
----------------------------------------------------------------------------------------------





    * Includes deferred compensation invested in share equivalents.


COMPENSATION OF BOARD MEMBERS

The fund does not pay additional compensation to the Board members for attending meetings. Compensation is paid directly by the other RiverSource funds that invest in this fund.

INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS


In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.



In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.


Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or


Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 46
regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements contained in the fund's Annual Report were audited by the independent registered public accounting firm, Ernst & Young LLP, 200 South 6th Street, Suite 1400, Minneapolis, MN 55402-3900. The independent registered public accounting firm also provides other accounting and tax-related services as requested by the fund.




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                 Page 47

                                                                      APPENDIX A

                             DESCRIPTION OF RATINGS

STANDARD & POOR'S LONG-TERM DEBT RATINGS
A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

    - Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

    - Nature of and provisions of the obligation.

    - Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

INVESTMENT GRADE
Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

SPECULATIVE GRADE
Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category also is used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

Debt rated CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                Page A-1

Debt rated C typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

The rating CI is reserved for income bonds on which no interest is being paid.

Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

MOODY'S LONG-TERM DEBT RATINGS
Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment some time in the future.

Baa - Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements -- their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH'S LONG-TERM DEBT RATINGS
Fitch's bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                Page A-2

INVESTMENT GRADE
AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

SPECULATIVE GRADE
BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

SHORT-TERM RATINGS

STANDARD & POOR'S COMMERCIAL PAPER RATINGS
A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B    Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                Page A-3

STANDARD & POOR'S MUNI BOND AND NOTE RATINGS
An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

MOODY'S SHORT-TERM RATINGS
Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

MOODY'S SHORT-TERM MUNI BONDS AND NOTES
Short-term municipal bonds and notes are rated by Moody's. The ratings reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.



Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                Page A-4

FITCH'S SHORT-TERM RATINGS
Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.


                                                               S-6500-6 D (9/08)




Statement of Additional Information, RiverSource Short-Term Cash Fund - Sept.
29, 2008                                                                Page A-5

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

JULY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



U.S. GOVERNMENT AGENCIES (8.2%)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)

Federal Home Loan Bank Disc Nts
 08-01-08                               2.26%        $20,000,000          $20,000,000
 08-04-08                               1.73          33,000,000           32,993,758
 08-08-08                               2.02          50,000,000           49,977,833
 08-26-08                               2.31          75,000,000           74,876,562
 10-15-08                               2.68          50,000,000           49,722,917
Federal Home Loan Mtge Corp Disc Nts
 08-04-08                               1.75          36,500,000           36,493,004
                                                                      ---------------
TOTAL U.S. GOVERNMENT AGENCIES
(Cost: $264,064,074)                                                     $264,064,074
-------------------------------------------------------------------------------------



CERTIFICATES OF DEPOSIT (2.8%)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)

Credit Suisse (NY Branch)
 10-03-08                               2.87%        $75,000,000(b)       $74,997,404
Royal Bank of Canada
 08-01-08                               2.06          14,200,000           14,200,000
                                                                      ---------------
TOTAL CERTIFICATES OF DEPOSIT
(Cost: $89,197,404)                                                       $89,197,404
-------------------------------------------------------------------------------------



FLOATING RATE NOTES (10.9%)(b)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)

Bank of Ireland
 09-12-08                               2.67%        $67,000,000          $67,000,000
Lehman Brothers Holdings
 09-26-08                               2.83          50,000,000(d)        50,000,000
Merrill Lynch & Co
 11-17-08                               2.62          75,000,000           75,000,000
MetLife Global Funding I
 09-24-08                               2.46          90,000,000           90,000,000
Wells Fargo & Co
 08-18-09                               2.61          70,000,000           70,000,000
                                                                      ---------------
TOTAL FLOATING RATE NOTES
(Cost: $352,000,000)                                                     $352,000,000
-------------------------------------------------------------------------------------



COMMERCIAL PAPER (75.3%)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)
ASSET-BACKED (26.1%)
Amsterdam Funding
 08-13-08                               2.65%        $40,000,000          $39,965,200
 08-07-08                               2.31          45,000,000           44,980,050
 09-04-08                               2.55          50,000,000           49,878,167
Citibank Credit Card Issue Trust (Dakota Nts)
 08-29-08                               2.45          32,000,000(c)        31,937,778
Enterprise Funding LLC
 08-08-08                               2.26          62,000,000           61,969,258
FCAR Owner Trust Series 1
 08-04-08                               2.14          50,000,000           49,988,292
 08-05-08                               2.28          50,000,000           49,984,389
 08-15-08                               2.61          20,000,000           19,978,533
Gemini Securitization LLC
 08-05-08                               2.11          60,000,000(c)        59,982,667
 08-15-08                               2.50          14,000,000(c)        13,985,627
 08-18-08                               2.44          45,295,000(c)        45,240,457
 09-09-08                               2.60           2,400,000(c)         2,393,188
Old Line Funding LLC
 08-15-08                               2.40          44,552,000           44,508,166
 08-19-08                               2.40          40,000,000(c)        39,950,000
Salisbury Receivables LLC
 08-25-08                               2.46          50,000,000(c)        49,916,000
Sheffield Receivables
 08-27-08                               2.45          25,000,000(c)        24,954,861
Thames Asset Global Securities #1
 08-08-08                               2.31          28,000,000           27,985,844
 08-13-08                               2.43          74,700,000           74,635,509


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
4  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

COMMERCIAL PAPER (CONTINUED)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)
ASSET-BACKED (CONT.)
Thunder Bay Funding LLC
 08-15-08                               2.37%        $39,416,000(c)       $39,377,679
Windmill Funding
 08-08-08                               2.36          40,000,000           39,979,311
 08-12-08                               2.44          30,000,000           29,975,983
                                                                      ---------------
Total                                                                     841,566,959
-------------------------------------------------------------------------------------

BANKING (40.3%)
Allied Irish Banks North America
 08-18-08                               2.26          71,000,000           70,920,873
 08-29-08                               2.40          47,600,000           47,509,296
Bank of America
 08-01-08                               2.63          40,000,000           40,000,000
 08-25-08                               2.49          60,000,000           59,898,000
Bank of Ireland
 08-06-08                               2.16          45,000,000(c)        44,984,063
 08-11-08                               2.36          30,000,000(c)        29,978,667
Bank of Scotland
 08-15-08                               2.24          50,000,000           49,953,917
Barclays US Funding
 09-09-08                               2.61          40,000,000           39,886,033
 09-30-08                               2.64          40,000,000           39,824,000
 10-07-08                               2.77          50,000,000           49,743,167
HSBC Finance
 08-28-08                               2.50         100,000,000           99,808,749
 10-09-08                               2.71          30,000,000           29,844,750
ING (US) Funding LLC
 08-01-08                               2.50          22,300,000           22,300,000
 08-25-08                               2.50          50,000,000           49,914,667
JPMorgan Chase & Co
 10-14-08                               2.65          50,000,000           49,729,694
Kredietbank Finance
 09-03-08                               2.44          50,000,000           49,886,792
Nordea North America
 08-21-08                               2.27          50,000,000           49,934,722
Rabobank USA Financial
 09-09-08                               2.53          45,000,000           44,875,688
Scotiabanc
 08-06-08                               2.04          50,000,000(c)        49,983,264
 08-14-08                               2.26          60,000,000(c)        59,947,999
Skandinaviska Enskilda Banken
 08-07-08                               2.11          50,000,000           49,979,750
 09-12-08                               2.56          50,000,000           49,849,792
Swedbank
 08-20-08                               2.39          50,000,000           49,934,688
 08-22-08                               2.40          50,000,000           49,927,667
UBS Finance (Delaware) LLC
 08-27-08                               2.55          55,000,000           54,896,325
 09-02-08                               2.54          30,948,000           30,877,026
 09-10-08                               2.53          34,000,000           33,903,667
                                                                      ---------------
Total                                                                   1,298,293,256
-------------------------------------------------------------------------------------

BROKERAGE (4.7%)
Lehman Brothers Holdings
 08-01-08                               2.53          72,000,000(c,d)      72,000,000
Morgan Stanley
 08-19-08                               2.38          50,000,000           49,938,250
 08-21-08                               2.38          28,000,000           27,961,733
                                                                      ---------------
Total                                                                     149,899,983
-------------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (4.2%)
Citigroup Funding
 08-12-08                               2.49          27,000,000           26,977,890
 08-26-08                               2.61          48,000,000           47,911,000
Toronto Dominion Holdings USA
 08-29-08                               2.39          60,000,000           59,886,133
                                                                      ---------------
Total                                                                     134,775,023
-------------------------------------------------------------------------------------
TOTAL COMMERCIAL PAPER
(Cost: $2,424,535,221)                                                 $2,424,535,221
-------------------------------------------------------------------------------------



REPURCHASE AGREEMENTS (2.8%)
                                                       AMOUNT
                                   EFFECTIVE         PAYABLE AT
ISSUER                               YIELD            MATURITY               VALUE(a)
BROKERAGE
Morgan Stanley & Co
 dated 07-31-08, matures 08-01-08, repurchase price $90,005,350
 (collateralized by U.S. Treasury STRIPS: total market value
 $91,990,640)
 08-01-08                          5.40-6.38%        $90,000,000          $90,000,000
-------------------------------------------------------------------------------------
TOTAL REPURCHASE AGREEMENTS
(Cost: $90,000,000)                                                       $90,000,000
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $3,219,796,699)(e)                                              $3,219,796,699
=====================================================================================





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                       RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  5

NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on July 31, 2008. The maturity date disclosed represents the final maturity. For purposes of Rule 2a-7, maturity is the later of the next put or interest rate reset date.

(c) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2008, the value of these securities amounted to $564,632,250 or 17.5% of net assets.

(d)  Subsequent events. See Note 7 to the financial statements.

(e) Also represents the cost of securities for federal income tax purposes at July 31, 2008.


HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, is available upon request by calling (888) 791-3380.


--------------------------------------------------------------------------------
6  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2008


ASSETS
Investments in securities, at value (identified cost
  $3,219,796,699)                                              $3,219,796,699
Cash                                                                    5,209
Accrued interest receivable                                           912,586
-----------------------------------------------------------------------------
Total assets                                                    3,220,714,494
-----------------------------------------------------------------------------
LIABILITIES
Dividends payable to shareholders                                     708,324
Other accrued expenses                                                 85,187
-----------------------------------------------------------------------------
Total liabilities                                                     793,511
-----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock             $3,219,920,983
-----------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                $   32,199,248
Additional paid-in capital                                      3,187,725,516
Accumulated net realized gain (loss)                                   (3,781)
-----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                $3,219,920,983
-----------------------------------------------------------------------------
Shares outstanding                                              3,219,924,764
-----------------------------------------------------------------------------
Net asset value per share of outstanding capital stock         $         1.00
-----------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  7

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2008


INVESTMENT INCOME
Income:
Interest                                                       $128,933,278
---------------------------------------------------------------------------
Expenses:
Custodian fees                                                      218,520
Printing and postage                                                 16,327
Professional fees                                                    47,478
Other                                                                22,504
---------------------------------------------------------------------------
Total expenses                                                      304,829
  Earnings and bank fee credits on cash balances                     (9,219)
---------------------------------------------------------------------------
Total net expenses                                                  295,610
---------------------------------------------------------------------------
Investment income (loss) -- net                                 128,637,668
---------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on security transactions                    (3,781)
---------------------------------------------------------------------------
Net gain (loss) on investments                                       (3,781)
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                   $128,633,887
---------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
8  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS


                                                                                 FOR THE PERIOD FROM
                                                                  YEAR ENDED       SEPT. 26, 2006*
                                                                 JULY 31, 2008     TO JULY 31, 2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                $    128,637,668    $    147,386,987
Net realized gain (loss) on investments                                  (3,781)                 --
----------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                        128,633,887         147,386,987
----------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income                                            (128,637,668)       (147,386,987)
----------------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS AT A CONSTANT $1 NET ASSET VALUE
Proceeds from sales of shares                                    34,092,040,785      34,617,708,403
Net asset value of shares issued for reinvestment of
  distributions                                                     130,978,218         144,318,990
Payments for redemptions of shares                              (34,231,937,417)    (31,533,284,215)
----------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                       (8,918,414)      3,228,743,178
----------------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                              (8,922,195)      3,228,743,178
Net assets at beginning of year                                   3,228,843,178             100,000**
----------------------------------------------------------------------------------------------------
Net assets at end of year                                      $  3,219,920,983    $  3,228,843,178
----------------------------------------------------------------------------------------------------



 *  Date the Fund became available.
**  Initial capital of $100,000 was contributed on Sept. 7, 2006.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                       RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  9

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Short-Term Cash Fund (the Fund) is a series of RiverSource Short Term Investments Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Short Term Investments Series, Inc. has 100 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in money market instruments.

Investments in the Fund may be made only by investment companies, common or commingled trust funds or similar organizations or persons that are accredited investors within the meaning of the Securities Act of 1933 (as amended).

At July 31, 2008, RiverSource Investments, LLC (the Investment Manager) and the affiliated RiverSource Funds owned 100% of the Fund's outstanding shares.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
Pursuant to Rule 2a-7 of the 1940 Act, all securities are valued daily at amortized cost, which approximates market value, in order to maintain a constant net asset value of $1 per share.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required. The Fund is treated as a separate entity for federal income tax purposes.


--------------------------------------------------------------------------------
10  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of post-October losses. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

The tax character of distributions paid for the period indicated is as follows:

YEAR ENDED JULY 31,                        2008          2007*
-----------------------------------------------------------------
Distributions paid from:
    Ordinary income..................  $128,637,668  $147,386,987
    Long-term capital gain...........            --            --


* For the period from Sept. 26, 2006 (date the Fund became available) to July 31, 2007.

At July 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income....................  $708,324
Undistributed accumulated long-term gain.........  $     --
Accumulated realized loss........................  $  3,781
Unrealized appreciation (depreciation)...........  $     --


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial

--------------------------------------------------------------------------------
                      RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT 11 statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of July 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Aug. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS
Dividends from net investment income, declared daily and payable monthly, are reinvested in additional shares of the Fund at net asset value or payable in cash.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Interest income, including amortization of premium and discount, is recognized daily.

2. EXPENSES

INVESTMENT MANAGEMENT SERVICES FEES
Under the Investment Management Services Agreement, the Investment Manager, subject to the policies set by the Board, provides investment management services. The Fund does not pay the investment manager a fee for services, but it does pay taxes, brokerage commissions and nonadvisory expenses.

COMPENSATION OF BOARD MEMBERS
The Fund does not pay compensation to the board members. Compensation and certain other core expenses are paid directly by the other RiverSource funds that invest in this Fund.

EARNINGS CREDITS AND CUSTODIAN FEES
During the year ended July 31, 2008, the Fund's custodian fees were reduced by $9,219 as a result of earnings credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager.


--------------------------------------------------------------------------------
12  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities aggregated $121,702,193,251 and $121,712,842,532, respectively, for the year ended July 31,
2008. Realized gains and losses are determined on an identified cost basis.

4. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended July 31, 2008.

5. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $1,875 at July 31, 2008, that if not offset by capital gains will expire in 2016.

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At July 31, 2008, the Fund had a post-October loss of $1,906 that is treated for income tax purposes as occurring on Aug. 1, 2008.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

6. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the

--------------------------------------------------------------------------------
                      RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  13

United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


--------------------------------------------------------------------------------
14  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

7. SUBSEQUENT EVENTS

On September 15, 2008, Lehman Brothers Holdings Inc. (LEH) filed a Chapter 11 bankruptcy petition. As of the Fund's fiscal year end, it owned two LEH variable rate note positions in its portfolio, maturing on August 1, 2008 and September 26, 2008 (August LEH Notes and September LEH Notes, respectively).The Fund received full payment for the August LEH Notes on August 1, 2008. The value of the September LEH Notes declined following LEH's filing of its bankruptcy petition. In order to allow the Fund to maintain a $1 net asset value per share, Ameriprise Financial Inc. (AFI) indicated on September 15, 2008 that it was prepared to purchase a portion of the September LEH Notes from the Fund if needed.

As of September 22, 2008, AFI had purchased $32.7 million of total par value of the Fund's September LEH Notes for cash at a price equal to amortized cost plus accrued interest in accordance with Rule 17a-9 under the 1940 Act.

Pursuant to the Fund's pricing procedures, securities are valued utilizing the amortized cost method permitted in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 also requires periodic monitoring ("Shadow Pricing") of the deviation between the net asset value per share of the Fund using the amortized cost method and the net asset value determined based on fair value to ensure that the amortized cost method continues to provide a net asset value for the Fund in accordance with Rule 2a-7.

Consistent with the Fund's Shadow Pricing Procedure as described above, the Fund's remaining $17.3 million position in the September LEH Notes has been fair valued at $3.2 million as of September 22, 2008. This difference between the fair value and the amortized cost of the LEH notes was not material to the Fund's $1 net asset value as of September 22, 2008.


--------------------------------------------------------------------------------
                      RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  15

8. FINANCIAL HIGHLIGHTS

The table below shows certain important financial information for evaluating the Fund's results.


PER SHARE INCOME AND CAPITAL CHANGES(A)

Fiscal period ended July. 31,                        2008        2007(b)
Net asset value, beginning of period                $1.00       $1.00
---------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .04         .04
Net gains (losses) (both realized and
 unrealized)                                          .00(c)       --
---------------------------------------------------------------------
Total from investment operations                      .04         .04
---------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.04)       (.04)
---------------------------------------------------------------------
Net asset value, end of period                      $1.00       $1.00
---------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)            $3,220      $3,229
---------------------------------------------------------------------
Total expenses(d)                                    .01%        .01%(e)
---------------------------------------------------------------------
Net investment income (loss)                        3.93%       5.37%(e)
---------------------------------------------------------------------
Total return                                        4.07%       4.66%(f)
---------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Sept. 26, 2006 (date the Fund became available) to July 31, 2007.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(e) Adjusted to an annual basis.
(f) Not annualized.


--------------------------------------------------------------------------------
16  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE SHORT-TERM CASH FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Short-Term Cash Fund (the Fund) of the RiverSource Short Term Investments Series, Inc. as of July 31, 2008, and the related statement of operations for the year then ended, the statement of changes in net assets and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                      RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT  17

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Short-Term Cash Fund of the RiverSource Short Term Investments Series, Inc. at July 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the periods indicated herein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
September 22, 2008


--------------------------------------------------------------------------------
18  RIVERSOURCE SHORT-TERM CASH FUND -- 2008 ANNUAL REPORT

PART C. OTHER INFORMATION

Item 23. Exhibits

(a)(1) Articles of Incorporation, as amended Oct. 17, 1988, filed electronically on or about June 27, 2006 as Exhibit (a)(1) to Registrant's Registration Statement are incorporated by reference.

(a)(2) Articles of Amendment, dated June 16, 1999, filed electronically on or about June 27, 2006 as Exhibit (a)(2) to Registrant's Registration Statement are incorporated by reference.

(a)(3) Articles of Amendment, dated Nov. 14, 2002, filed electronically on or about June 27, 2006 as Exhibit (a)(3) to Registrant's Registration Statement are incorporated by reference.

(a)(4) Articles of Amendment, dated April 10, 2006, filed electronically on or about June 27, 2006 as Exhibit (a)(4) to Registrant's Registration Statement are incorporated by reference.

(a)(5) Articles of Amendment, dated April 21, 2006, filed electronically on or about June 27, 2006 as Exhibit (a)(5) to Registrant's Registration Statement are incorporated by reference.

(a)(6) Certificate of Designation, dated April 20, 2006, filed electronically on or about Sept. 26, 2007 as Exhibit (a)(6) to Registrant's Registration Statement Amendment No. 2 is incorporated by reference.

(b) By-laws of RiverSource Short Term Investments Series, Inc., as amended April 21, 2006, filed electronically on or about June 27, 2006 as Exhibit
       (b) to Registrant's Registration Statement are incorporated by reference.

(c)    Instruments Defining Rights of Security Holders: Not Applicable.

(d) Investment Management Services Agreement, dated Jan. 12, 2006, between Registrant and RiverSource Investments, LLC filed electronically on or about June 27, 2006 as Exhibit (d) to Registrant's Registration Statement is incorporated by reference.

(e) Distribution Agreement, effective Aug. 1, 2006, amended and restated as of Sept. 11, 2007, between Registrant and RiverSource Distributors, Inc. filed electronically on or about Oct. 30, 2007 as Exhibit (e)(2) to RiverSource Diversified Income Series, Inc. Post-Effective Amendment No. 63 to Registration Statement No. 2-51586 is incorporated by reference.

(f)    Bonus or Profit Sharing Contracts: Not Applicable.

(g) Custodian Agreement, dated Oct. 1, 2005, amended and restated April 10, 2008, between Registrant and Ameriprise Trust Company filed electronically on or about April 21, 2008 as Exhibit (g)(1) to RiverSource Variable Series Trust Post-Effective Amendment No. 2 to Registration Statement No. 333-146374 is incorporated by reference.

(h)(1) Administrative Services Agreement, dated Oct. 1, 2005, amended and restated June 12, 2008, between Registrant and Ameriprise Financial, Inc. filed electronically on or about July 28, 2008 as Exhibit (h)(1) to RiverSource High Yield Income Series, Inc. Post-Effective Amendment No. 45 to Registration Statement No. 2-86637 is incorporated by reference.

(h)(2) Transfer Agency Agreement, dated Oct. 1, 2005, amended and restated June 12, 2008, between Registrant and RiverSource Service Corporation filed electronically on or about July 28, 2008 as Exhibit (h)(2) to RiverSource High Yield Income Series, Inc. Post-Effective Amendment No. 45 to Registration Statement No. 2-86637 is incorporated by reference.

(h)(3) License Agreement, effective May 1, 2006, amended and restated as of Sept. 11, 2007, between Ameriprise Financial, Inc. and RiverSource Funds filed electronically on or about Oct. 30, 2007 as Exhibit (h)(7) to RiverSource Diversified Income Series, Inc. Post-Effective Amendment No. 63 to Registration Statement No. 2-51586 is incorporated by reference.

(i) Opinion and consent of counsel: Omitted pursuant to Form N-1A instructions.

(j)    Consent of Independent Registered Public Accounting Firm (Ernst & Young
       LLP) is filed electronically herewith.

(k)    Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.

(l)    Initial Capital Agreement: Not Applicable.

(m)    Rule 12b-1 Plan: Not Applicable.

(n)    18f-3 Plan: Not Applicable.

(o)    Reserved.

(p)(1) Code of Ethics adopted under Rule 17j-1 for Registrant filed electronically on or about Aug. 27, 2007 as Exhibit (p)(1) to RiverSource Sector Series, Inc. Post-Effective Amendment No. 39 to Registration Statement No. 33-20872 is incorporated by reference.

(p)(2) Codes of Ethics adopted under Rule 17j-1 for Registrant's investment adviser, dated Jan. 2008, and for Registrant's principal underwriter, dated April 2008, filed electronically on or about April 25, 2008 as Exhibit (p)(2) to RiverSource Variable Series Trust Post-Effective Amendment No. 3 to Registration Statement No. 333-146374 are incorporated by reference.



Item 24. Persons Controlled by or Under Common Control with Registrant:

     RiverSource Investments, LLC, as sponsor of the RiverSource Funds, may make initial capital investments in RiverSource funds (seed accounts). RiverSource Investments also serves as investment manager of certain RiverSource funds-of-funds that invest primarily in Class I shares of affiliated RiverSource funds (the "underlying funds"). RiverSource Investments does not make initial capital investments or invest in underlying funds for the purpose of exercising control. However, since these ownership interests may be significant, in excess of 25%, such that RiverSource Investments may be deemed to control certain RiverSource funds, procedures have been put in place to assure that public shareholders determine the outcome of all actions taken at shareholder meetings. Specifically, RiverSource Investments (which votes proxies for the seed accounts) and the Boards of Directors or Trustees of the RiverSource funds-of-funds (which votes proxies for the RiverSource funds-of-funds) vote on each proposal in the same proportion that other shareholders vote on the proposal.

Item 25. Indemnification

The Articles of Incorporation of the registrant provide that the Fund shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that she or he is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, and the Fund may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended. The By-laws of the registrant provide that present or former directors or officers of the Fund made or threatened to be made a party to or involved (including as a witness) in an actual or threatened action, suit or proceeding shall be indemnified by the Fund to the full extent authorized by the Minnesota Business Corporation Act, all as more fully set forth in the By-laws filed as an exhibit to this registration statement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the directors, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation of the Investment Company Act of 1940.



Item 26. Business and Other Connections of the Investment Adviser (RiverSource Investments, LLC)

The following are directors and principal officers of RiverSource Investments, LLC who are directors and/or officers of one or more other companies:

Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
Neysa M. Alecu,         Advisory Capital Partners LLC          Dissolved                  Anti-Money Laundering Officer (resigned
Anti-Money Laundering                                                                     5/23/06)
Officer
                        Advisory Capital Strategies Group                                 Anti-Money Laundering Officer
                        Inc.

                        Advisory Convertible Arbitrage LLC     Dissolved                  Anti-Money Laundering Officer (resigned
                                                                                          5/23/06)

                        Advisory Select LLC                    Dissolved                  Anti-Money Laundering Officer (resigned
                                                                                          5/1/07)

                        American Enterprise Investment         70400 AXP Financial        Anti-Money Laundering Officer
                        Services Inc.                          Center, Minneapolis, MN
                                                               55474

                        American Enterprise Life Insurance     Dissolved                  Anti-Money Laundering Officer (resigned
                        Company                                                           12/30/06)

                        American Enterprise REO 1 LLC          Dissolved                  Anti-Money Laundering Officer (resigned
                                                                                          6/13/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Alabama Inc.                                                      6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Arizona Inc.                                                      6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Idaho Inc.                                                        6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Maryland Inc.                                                     7/27/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Massachusetts Inc.                                                8/18/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Nevada Inc.                                                       6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        New Mexico Inc.                                                   6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Oklahoma Inc.                                                     6/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Texas Inc.                                                        7/29/07)

                        American Express Insurance Agency of   Dissolved                  Anti-Money Laundering Officer (resigned
                        Wyoming Inc.                                                      7/2/07)

                        American Partners Life Insurance       Dissolved                  Anti-Money Laundering Officer (resigned
                        Company                                                           12/30/06)

                        Ameriprise Auto & Home Insurance       3500 Packerland Drive      Anti-Money Laundering Officer
                        Agency, Inc.                           De Pere, WI 54115

                        Ameriprise Certificate Company         70100 Ameriprise           Anti-Money Laundering Officer (resigned
                                                               Financial Center,          8/24/07)
                                                               Minneapolis, MN 55474

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Anti-Money Laundering Officer
                                                               Center, Minneapolis, MN
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Anti-Money Laundering Officer
                                                               Financial Center,
                                                               Minneapolis, MN 55474



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        Ameriprise Trust Company               200 Ameriprise Financial   Anti-Money Laundering Officer
                                                               Center, Minneapolis, MN
                                                               55474

                        Boston Equity General Partner LLC                                 Anti-Money Laundering Officer

                        IDS Capital Holdings Inc.                                         Anti-Money Laundering Officer

                        IDS Management Corporation                                        Anti-Money Laundering Officer

                        RiverSource Distributors, Inc.         50611 Ameriprise           Anti-Money Laundering Officer
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Anti-Money Laundering Officer
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Anti-Money Laundering Officer
                                                               Center, Minneapolis, MN
                                                               55474

Patrick Thomas          Ameriprise Trust Company               200 Ameriprise Financial   Director, Senior Vice President
Bannigan,                                                      Center, Minneapolis, MN
Director and Senior                                            55474
Vice President -
Asset Management,       RiverSource Distributors, Inc.         50611 Ameriprise           Vice President
Products and                                                   Financial Center,
Marketing                                                      Minneapolis, MN 55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Director
                                                               Center, Minneapolis, MN
                                                               55474

Walter S. Berman,       Advisory Capital Partners LLC          Dissolved                  Treasurer (resigned 5/23/06)
Treasurer
                        Advisory Capital Strategies Group                                 Treasurer
                        Inc.

                        Advisory Convertible Arbitrage LLC     Dissolved                  Treasurer (resigned 5/23/06)

                        Advisory Select LLC                    Dissolved                  Treasurer (resigned 5/1/07)

                        American Centurion Life Assurance      Dissolved                  Vice President and Treasurer (resigned
                        Company                                                           12/30/06)

                        American Enterprise Investment         70400 AXP Financial        Treasurer
                        Services Inc.                          Center, Minneapolis, MN
                                                               55474

                        American Enterprise Life Insurance     Dissolved                  Vice President and Treasurer (resigned
                        Company                                                           12/30/06)

                        American Enterprise REO 1 LLC          Dissolved                  Treasurer (resigned 6/13/07)

                        American Express Financial Advisors,   Dissolved                  Vice President and Treasurer (resigned
                        Japan Inc.                                                        2/4/08)

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        Alabama, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        Arizona, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        Idaho, Inc.



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 7/27/07)
                        Maryland, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 8/18/07)
                        Massachusetts, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        Nevada, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        New Mexico, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 6/29/07)
                        Oklahoma, Inc.

                        American Express Insurance Agency of   Dissolved                  Treasurer (resigned 7/2/07)
                        Wyoming, Inc.

                        American Express Property Casualty                                Treasurer
                        Insurance Agency of Kentucky, Inc.

                        American Express Property Casualty                                Treasurer
                        Insurance Agency of Maryland, Inc.

                        American Express Property Casualty                                Treasurer
                        Insurance Agency of Pennsylvania,
                        Inc.

                        American Partners Life Insurance       Dissolved                  Vice President and Treasurer (resigned
                        Company                                                           12/30/06)

                        Ameriprise Auto & Home Insurance       3500 Packerland Drive      Treasurer
                        Agency Inc.                            De Pere, WI 54115

                        Ameriprise Bank, FSB                   9393 Ameriprise            Treasurer
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Captive Insurance Company                              Director and Treasurer

                        Ameriprise Certificate Company         70100 Ameriprise           Treasurer and Investment Committee Member
                                                               Financial Center,          (resigned 8/24/07)
                                                               Minneapolis, MN 55474

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Executive Vice President, Chief Financial
                                                               Center, Minneapolis, MN    Officer and Treasurer
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Director and Treasurer
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Insurance Company           3500 Packerland Drive      Treasurer
                                                               De Pere, WI 54115

                        AMEX Assurance Company                 Dissolved                  Treasurer (resigned 3/15/07)

                        Boston Equity General Partner LLC                                 Treasurer

                        IDS Cable Corporation                  Dissolved                  Treasurer (resigned 5/31/07)

                        IDS Cable II Corporation               Dissolved                  Treasurer (resigned 6/18/07)

                        IDS Capital Holdings Inc.                                         Treasurer

                        IDS Management Corporation                                        Treasurer

                        IDS Partnership Services               Dissolved                  Treasurer (resigned 6/18/07)
                        Corporation

                        IDS Property Casualty Insurance        3500 Packerland Drive      Treasurer
                        Company                                De Pere, WI 54115



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        IDS Realty Corporation                 Dissolved                  Treasurer (resigned 6/18/07)

                        IDS REO 1, LLC                                                    Treasurer

                        IDS REO 2, LLC                                                    Treasurer

                        Investors Syndicate Development                                   Vice President and Treasurer
                        Corporation

                        Kenwood Capital Management LLC         333 S. 7th Street, Suite   Treasurer (resigned 9/30/06)
                                                               2330, Minneapolis, MN
                                                               55402

                        RiverSource CDO Seed Investments,                                 Treasurer
                        LLC

                        RiverSource Distributors, Inc.         50611 Ameriprise           Treasurer
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        RiverSource Distributors Ltd           Dissolved                  Treasurer (resigned)

                        RiverSource Life Insurance Company     20 Madison                 Vice President and Treasurer
                        of New York                            Ave. Extension,
                                                               P.O. Box 5144,
                                                               Albany, NY 12005

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Vice President and Treasurer
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Treasurer
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Tax Advantaged                                        Treasurer
                        Investments, Inc.

                        Securities America Advisors Inc.       12325 Port Grace Blvd.,    Director
                                                               Lavista, NE  68128-8204

                        Securities America Financial           7100 W. Center Rd., Ste.   Director
                        Corporation                            500, Omaha, NE
                                                               68106-2716

                        Securities America, Inc.               12325 Port Grace Blvd.,    Director
                                                               Lavista, NE 68128

                        Threadneedle Asset Management          60 St. Mary Axe, London    Director
                        Holdings Ltd.                          EC3A 8JQ

Richard N. Bush,        Advisory Capital Partners LLC          Dissolved                  Senior Vice President - Corporate Tax
Senior Vice                                                                               (resigned 5/23/06)
President, Corporate
Tax                     Advisory Capital Strategies Group                                 Senior Vice President - Corporate Tax
                        Inc.

                        Advisory Convertible Arbitrage LLC     Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 5/23/06)

                        American Centurion Life Assurance      Dissolved                  Senior Vice President - Corporate Tax
                        Company                                                           (resigned 12/30/06)

                        American Enterprise Investment         70400 AXP Financial        Senior Vice President - Corporate Tax
                        Services Inc.                          Center, Minneapolis, MN
                                                               55474

                        American Enterprise Life Insurance     Dissolved                  Senior Vice President - Corporate Tax
                        Company                                                           (resigned 12/30/06)

                        American Enterprise REO 1 LLC          Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 6/13/07)

                        American Express Financial Advisors    Dissolved                  Senior Vice President - Corporate Tax
                        Japan, Inc.                                                       (resigned 2/4/08)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Alabama, Inc.                                                     (resigned 6/29/07)



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Arizona, Inc.                                                     (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Idaho, Inc.                                                       (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Maryland, Inc.                                                    (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Massachusetts, Inc.                                               (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Nevada, Inc.                                                      (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        New Mexico, Inc.                                                  (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Oklahoma, Inc.                                                    (resigned 6/29/07)

                        American Express Insurance Agency of   Dissolved                  Senior Vice President - Corporate Tax
                        Wyoming, Inc.                                                     (resigned 7/2/07)

                        American Express Property Casualty                                Senior Vice President - Corporate Tax
                        Insurance Agency of Kentucky, Inc.

                        American Express Property Casualty                                Senior Vice President - Corporate Tax
                        Insurance Agency of Maryland, Inc.

                        American Express Property Casualty                                Senior Vice President - Corporate Tax
                        Insurance Agency of Pennsylvania,
                        Inc.

                        American Partners Life Insurance       Dissolved                  Senior Vice President - Corporate Tax
                        Company                                                           (resigned 12/30/06)

                        Ameriprise Bank, FSB                   9393 Ameriprise            Senior Vice President - Corporate Tax
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Senior Vice President - Corporate Tax
                                                               Center, Minneapolis, MN
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Senior Vice President - Corporate Tax
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Insurance Company           3500 Packerland Drive      Senior Vice President - Corporate Tax
                                                               De Pere, WI 54115

                        AMEX Assurance Company                 Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 9/30/07)

                        Boston Equity General Partner LLC                                 Senior Vice President - Corporate Tax

                        IDS Cable Corporation                  Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 5/31/07)

                        IDS Cable II Corporation               Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 6/18/07)

                        IDS Capital Holdings Inc.                                         Senior Vice President - Corporate Tax

                        IDS Futures Corporation                570 Ameriprise Financial   Senior Vice President - Corporate Tax
                                                               Center, Minneapolis, MN
                                                               55474

                        IDS Management Corporation                                        Senior Vice President - Corporate Tax

                        IDS Property Casualty Insurance        3500 Packerland Drive      Senior Vice President - Corporate Tax
                        Company                                De Pere, WI 54115



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        IDS Realty Corporation                 Dissolved                  Senior Vice President - Corporate Tax
                                                                                          (resigned 6/18/07)

                        IDS REO 1, LLC                                                    Senior Vice President - Corporate Tax

                        IDS REO 2, LLC                                                    Senior Vice President - Corporate Tax

                        RiverSource Life Insurance Company     20 Madison                 Senior Vice President - Corporate Tax and
                        of New York                            Ave. Extension,            Authorized Officer - Derivatives Use Plan
                                                               Albany, NY 12005

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Senior Vice President - Corporate Tax
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Senior Vice President - Corporate Tax
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Tax Advantaged                                        Senior Vice President - Corporate Tax
                        Investments, Inc.

Peter Arthur Gallus,    Advisory Capital Partners LLC          Dissolved                  President, Chief Operating Officer and
Senior Vice                                                                               Chief Compliance Officer(resigned 5/23/06)
President, Chief
Operating Officer and   Advisory Capital Strategies Group                                 Director, President, Chief Operating
Assistant Treasurer     Inc.                                                              Officer and Chief Compliance Officer

                        Advisory Convertible Arbitrage LLC     Dissolved                  President, Chief Operating Officer and
                                                                                          Chief Compliance Officer (resigned
                                                                                          5/23/06)

                        Advisory Select LLC                    Dissolved                  President and Chief Operating Officer
                                                                                          (resigned 5/1/07)

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Vice President - Investment Administration
                                                               Center, Minneapolis, MN
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Vice President - CAO-AEFA Investment
                                                               Financial Center,          Management
                                                               Minneapolis, MN 55474

                        Boston Equity General Partner LLC                                 President, Chief Operating Officer and
                                                                                          Chief Compliance Officer

                        IDS Capital Holdings Inc.                                         Vice President and Controller

                        Kenwood Capital Management LLC         333 S. 7th Street, Suite   Board Member
                                                               2330, Minneapolis, MN
                                                               55402

Christopher Paul        Ameriprise Trust Company               200 Ameriprise Financial   Director, Head of Institutional Sales,
Keating,                                                       Center, Minneapolis, MN    Client Service and Consultant
Head of Institutional                                          55474                      Relationships
Sales, Client Service
and Consultant          Kenwood Capital Management LLC         333 S. 7th Street, Suite   Board Member
Relationships                                                  2330, Minneapolis, MN
                                                               55402

Michelle Marie          Ameriprise Bank, FSB                   9393 Ameriprise            Director
Keeley,                                                        Financial Center,
Executive Vice                                                 Minneapolis, MN 55474
President - Equity
and Fixed Income        Ameriprise Financial, Inc.             200 Ameriprise Financial   Executive Vice President - Equity and
                                                               Center, Minneapolis, MN    Fixed Income
                                                               55474



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Executive Vice President - Equity and
                                                               Financial Center,          Fixed Income
                                                               Minneapolis, MN 55474

                        IDS Property Casualty Insurance        3500 Packerland Drive      Vice President - Investments
                        Company                                De Pere, WI 54115

                        Kenwood Capital Management LLC         333 S. 7th Street, Suite   Board Member
                                                               2330, Minneapolis, MN
                                                               55402

                        RiverSource CDO Seed Investments,                                 Chairperson and President
                        LLC

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Vice President - Investments
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Life Insurance Company     20 Madison                 Vice President - Investments
                        of New York                            Ave. Extension,
                                                               Albany, NY 12005

                        American Centurion Life Assurance      Dissolved                  Vice President - Investments (resigned
                        Company                                                           12/30/06)

                        American Enterprise Life Insurance     Dissolved                  Vice President - Investments (resigned
                        Company                                                           12/30/06)

                        American Partners Life Insurance       Dissolved                  Vice President - Investments, Investment
                        Company                                                           Committee Member (resigned 12/30/06)

                        Ameriprise Certificate Company         70100 Ameriprise           Vice President - Investments, Investment
                                                               Financial Center,          Committee Member (resigned 8/24/07)
                                                               Minneapolis, MN 55474

                        Ameriprise Insurance Company           3500 Packerland Drive      Vice President - Investments (resigned
                                                               De Pere, WI 54115          9/18/06)

                        AMEX Assurance Company                                            Vice President - Investments (resigned
                                                                                          9/30/2007)

Jennifer Davis          Kenwood Capital Management LLC         333 S. 7th Street, Suite   Chief Compliance Officer
Lammers,                                                       2330, Minneapolis, MN
Chief Compliance                                               55402
Officer
                        RiverSource Service Corporation        734 Ameriprise Financial   Chief Compliance Officer
                                                               Center, Minneapolis, MN
                                                               55474

Brian Joseph McGrane,   Advisory Capital Partners LLC          Dissolved                  Vice President and Chief Financial Officer
Director, Vice                                                                            (resigned 5/23/06)
President and Chief
Financial Officer       Advisory Capital Strategies Group                                 Vice President and Chief Financial Officer
                        Inc.

                        Advisory Convertible Arbitrage LLC     Dissolved                  Vice President and Chief Financial
                                                                                          Officer(resigned 5/23/06)

                        Advisory Select LLC                    Dissolved                  Vice President and Chief Financial
                                                                                          Officer(resigned 5/1/07)

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Senior Vice President and Lead Financial
                                                               Center, Minneapolis, MN    Officer
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Vice President and Lead Financial Officer
                                                               Financial Center,          - Finance
                                                               Minneapolis, MN 55474



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        Ameriprise Trust Company               200 Ameriprise Financial   Director
                                                               Center, Minneapolis, MN
                                                               55474

                        Boston Equity General Partner LLC                                 Vice President and Chief Financial Officer

                        RiverSource CDO Seed Investments, LLC                             Board Member

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Director, Executive Vice President and
                                                               Center, Minneapolis, MN    Chief Financial Officer
                                                               55474

                        Ameriprise Certificate Company         70100 Ameriprise           Vice President and Chief Financial Officer
                                                               Financial Center,          (resigned 8/24/07)
                                                               Minneapolis, MN 55474

                        American Enterprise Life Insurance     Dissolved                  Director, Executive Vice President and
                        Company                                                           Chief Financial Officer (resigned
                                                                                          12/30/06)

                        American Partners Life Insurance       Dissolved                  Director (resigned 12/30/06)
                        Company

Thomas R. Moore,        Advisory Capital Strategies Group                                 Secretary
Secretary               Inc.

                        American Centurion Life Assurance      Dissolved                  Secretary (resigned 12/30/06)
                        Company

                        American Enterprise Investment         70400 AXP Financial        Secretary
                        Services Inc.                          Center, Minneapolis, MN
                                                               55474

                        American Enterprise Life Insurance     Dissolved                  Secretary (resigned 12/30/06)
                        Company

                        American Enterprise REO 1 LLC          Dissolved                  Secretary (resigned 6/13/07)

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        Alabama, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        Arizona, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        Idaho, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 7/27/07)
                        Maryland, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 8/18/07)
                        Massachusetts, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        Nevada, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        New Mexico, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 6/29/07)
                        Oklahoma, Inc.

                        American Express Insurance Agency of   Dissolved                  Secretary (resigned 7/2/07)
                        Wyoming, Inc.

                        American Express Property Casualty                                Secretary
                        Insurance Agency of Kentucky, Inc.

                        American Express Property Casualty                                Secretary
                        Insurance Agency of Maryland, Inc.



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        American Express Property Casualty                                Secretary
                        Insurance Agency of Pennsylvania,
                        Inc.

                        American Partners Life Insurance       Dissolved                  Secretary (resigned 12/30/06)
                        Company

                        Ameriprise Bank, FSB                   9393 Ameriprise            Secretary
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Captive Insurance Company                              Assistant Secretary

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   Vice President, Chief Governance Officer
                                                               Center, Minneapolis, MN    and Corporate Secretary
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Secretary
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Ameriprise Insurance Company           3500 Packerland Drive      Secretary
                                                               De Pere, WI 54115

                        Ameriprise Trust Company               200 Ameriprise Financial   Secretary
                                                               Center, Minneapolis, MN
                                                               55474

                        AMEX Assurance Company                 Dissolved                  Secretary (resigned 9/30/07)

                        IDS Cable Corporation                  Dissolved                  Secretary (resigned 5/31/07)

                        IDS Cable II Corporation               Dissolved                  Secretary (resigned 6/18/07)

                        IDS Capital Holdings Inc.                                         Secretary

                        IDS Futures Corporation                570 Ameriprise Financial   Secretary
                                                               Center, Minneapolis, MN
                                                               55474

                        IDS Management Corporation                                        Secretary

                        IDS Property Casualty Insurance        3500 Packerland Drive      Secretary
                        Company                                De Pere, WI 54115

                        IDS Realty Corporation                 Dissolved                  Secretary (resigned 6/18/07)

                        IDS REO 1, LLC                                                    Secretary

                        IDS REO 2, LLC                                                    Secretary

                        Investors Syndicate Development                                   Secretary
                        Corporation

                        RiverSource CDO Seed Investments,                                 Secretary
                        LLC

                        RiverSource Distributors, Inc.         50611 Ameriprise           Secretary
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        RiverSource Life Insurance Company     20 Madison                 Secretary
                        of New York                            Ave. Extension,
                                                               Albany, NY 12005

                        RiverSource Life Insurance Company     829 Ameriprise Financial   Secretary
                                                               Center, Minneapolis, MN
                                                               55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Secretary
                                                               Center, Minneapolis, MN
                                                               55474



Name and Title          Other Companies                        Address*                   Title within other companies
---------------------   ------------------------------------   ------------------------   ------------------------------------------
                        RiverSource Tax Advantaged                                        Secretary
                        Investments, Inc.

                        Securities America Financial           7100 W. Center Rd., Ste.   Secretary (resigned 11/19/07)
                        Corporation                            500, Omaha, NE
                                                               68106-2716

Scott Roane Plummer,    Ameriprise Financial, Inc.             200 Ameriprise Financial   Vice President - Asset Management
Chief Legal Officer                                            Center, Minneapolis, MN    Compliance
and Assistant                                                  55474
Secretary
                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Vice President and Chief Counsel - Asset
                                                               Financial Center,          Management
                                                               Minneapolis, MN 55474

                        RiverSource Distributors, Inc.         50611 Ameriprise           Chief Counsel
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        RiverSource Service Corporation        734 Ameriprise Financial   Vice President, Chief Legal Officer and
                                                               Center, Minneapolis, MN    Assistant Secretary
                                                               55474

                        Ameriprise Certificate Company         70100 Ameriprise           Vice President, General Counsel and
                                                               Financial Center,          Secretary (resigned 8/24/07)
                                                               Minneapolis, MN 55474

William Frederick       Advisory Capital Strategies Group                                 Director
'Ted' Truscott          Inc.
Chairman, Chief
Investment Officer      Ameriprise Certificate Company         70100 Ameriprise           Director, President and Chief Executive
and President                                                  Financial Center,          Officer (resigned 8/24/07)
                                                               Minneapolis, MN 55474

                        Ameriprise Financial, Inc.             200 Ameriprise Financial   President - U.S. Asset Management,
                                                               Center, Minneapolis, MN    Annuities and Chief Investment Officer
                                                               55474

                        Ameriprise Financial Services, Inc.    5221 Ameriprise            Senior Vice President and Chief Investment
                                                               Financial Center,          Officer
                                                               Minneapolis, MN 55474

                        Ameriprise Trust Company               200 Ameriprise Financial   Director
                                                               Center, Minneapolis, MN
                                                               55474

                        IDS Capital Holdings Inc.                                         Director and President

                        Kenwood Capital Management LLC         333 S. 7th Street, Suite   Board Member
                                                               2330, Minneapolis, MN
                                                               55402

                        RiverSource Distributors, Inc.         50611 Ameriprise           Chairman and Chief Executive Officer
                                                               Financial Center,
                                                               Minneapolis, MN 55474

                        Threadneedle Asset Management          60 St. Mary Axe, London    Director
                        Holdings Ltd.                          EC3A 8JQ

* Unless otherwise noted, address is 50605 Ameriprise Financial Center, Minneapolis, MN 55474

Item 27. Principal Underwriter (RiverSource Distributors, Inc.)



(a) RiverSource Distributors, Inc. acts as principal underwriter for the following investment companies:

RiverSource Bond Series, Inc.; RiverSource California Tax-Exempt Trust; RiverSource Dimensions Series, Inc.; RiverSource Diversified Income Series, Inc.; RiverSource Equity Series, Inc.; RiverSource Global Series, Inc.; RiverSource Government Income Series, Inc.; RiverSource High Yield Income Series, Inc.; RiverSource Income Series, Inc.; RiverSource International Managers Series, Inc.; RiverSource International Series, Inc.; RiverSource Investment Series, Inc.; RiverSource Large Cap Series, Inc.; RiverSource Managers Series, Inc.; RiverSource Market Advantage Series, Inc.; RiverSource Money Market Series, Inc.; RiverSource Sector Series, Inc.; RiverSource Selected Series, Inc.; RiverSource Series Trust; RiverSource Short Term Investments Series, Inc.; RiverSource Special Tax-Exempt Series Trust; RiverSource Strategic Allocation Series; Inc., RiverSource Strategy Series, Inc.; RiverSource Tax-Exempt Income Series, Inc.; RiverSource Tax-Exempt Money Market Series, Inc.; RiverSource Tax-Exempt Series, Inc.; RiverSource Variable Series Trust.

(b) As to each director, principal officer or partner of RiverSource Distributors, Inc.

Name and
Principal Business Address*        Positions and Offices with Underwriter   Positions and Offices with Fund
--------------------------------   --------------------------------------   -----------------------------------
Neysa M. Alecu                     Anti-Money Laundering Officer            None

Gumer C. Alvero                    Director and Vice President              None

Patrick Thomas Bannigan            Vice President                           President

Timothy V. Bechtold                Director and Vice President              None

Walter S. Berman                   Treasurer                                None

Paul J. Dolan                      Chief Operating Officer and Chief        None
                                   Administrative Officer

Jeffrey P. Fox                     Chief Financial Officer                  Treasurer

Jeffrey Lee McGregor, Sr.          President                                None

Thomas R. Moore                    Secretary                                None

Scott Roane Plummer                Chief Counsel                            Vice President, General Counsel and
                                                                            Secretary

Julie A. Ruether                   Chief Compliance Officer                 None

William Frederick 'Ted' Truscott   Chairman and Chief Executive Officer     Board Member and Vice President

*    Business address is: 50611 Ameriprise Financial Center, Minneapolis, MN
     55474

(c)  Not Applicable

Item 28. Location of Accounts and Records

     Ameriprise Financial, Inc.
     707 Second Avenue, South
     Minneapolis, MN 55402

     Iron Mountain Records Management
     920 & 950 Apollo Road
     Eagan, MN 55121

     Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records.

Item 29. Management Services

     Not Applicable



Item 30. Undertakings

     Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant, RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC., has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, and State of Minnesota on the 26th day of Sept., 2008.

RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.


By /s/ Patrick T. Bannigan
   ---------------------------------
   Patrick T. Banningan
   President


By /s/ Jeffrey P. Fox
   ---------------------------------
   Jeffrey P. Fox
   Treasurer

                        CONTENTS OF THIS AMENDMENT NO. 3
                     TO REGISTRATION STATEMENT NO. 811-21914

This Amendment contains the following papers and documents:

The facing sheet.

Part A.

The prospectus for:

     RiverSource Short-Term Cash Fund.

Part B.

     Statement of Additional Information.
     Financial Statements.

Part C.

     Other information.

The signatures.

                                  EXHIBIT INDEX

(j)  Consent of Independent Registered Public Accounting Firm (Ernst & Young
     LLP).